INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             MIDLANTIC CORPORATION
- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MIDLANTIC CORPORATION
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                      LOGO

GARRY J. SCHEURING
Chairman of the Board,
President & Chief Executive Officer

                                                                  March 24, 1995

Dear Shareholder,

     On behalf of the Board of Directors and management, I am pleased to invite you to the 1995 Annual Meeting of Shareholders of Midlantic Corporation which is to be held on Thursday, May 4, 1995, at 10:00 a.m. at the Sheraton at Woodbridge Place, 515 Route 1 South (corner of Route 1 South and Gill Lane), Iselin, New Jersey. Accompanying this letter are a Notice of Meeting, a Proxy Statement and a proxy card.

     I urge you to read the enclosed material carefully and to complete, sign and mail promptly the proxy card contained with this letter so that your vote will be counted.

     The officers, directors and staff of Midlantic sincerely appreciate your continuing support.

Very truly yours,

[Sig Cut]

Garry J. Scheuring

                                      LOGO

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareholders of Midlantic Corporation will be held at the Sheraton at Woodbridge Place, 515 Route 1 South (corner of Route 1 South and Gill Lane), Iselin, New Jersey, on Thursday, May 4, 1995, at 10:00 a.m., for the following purposes:

     1.   To elect directors;

     2. To ratify the designation of Coopers & Lybrand as independent public accountants for 1995;

     3.   To approve amendments to the Midlantic Annual Incentive and Bonus
          Plan;

     4.   To approve the Midlantic Incentive Stock and Stock Option Plan (1995);

     5. If presented at the meeting, to act upon the shareholder proposals described in the attached Proxy Statement; and

     6. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 7, 1995 are entitled to notice of, and to vote at, the meeting.

JOHN M. SPERGER
Senior Vice President & Secretary

March 24, 1995

================================================================================
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.
================================================================================

     If you have not received or had access to the 1994 Annual Report, kindly notify Midlantic's Secretary, Metro Park Plaza, P.O. Box 600, Edison, New Jersey 08818, and a copy will be sent to you.

                                      LOGO

                                Metro Park Plaza
                                  P.O. Box 600
                            Edison, New Jersey 08818

                                PROXY STATEMENT

     The Board of Directors of Midlantic Corporation (the "Company") is soliciting proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 4, 1995, and for use at any adjournments thereof (the "Annual Meeting"). The approximate date on which this proxy statement and the accompanying form of proxy will first be sent to shareholders is March 24, 1995.

     Record Date and Quorum. Only shareholders of record at the close of business on March 7, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, there were outstanding 52,644,591 shares of Common Stock of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of holders as of the Record Date of a majority of the shares of Common Stock issued and outstanding will constitute a quorum.

     Voting Procedures. Directors will be elected by a plurality of the votes cast. Approval of each other matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. In order for a vote to be cast, the vote must be either for the election of a director or for or against the approval of any other matter. Properly executed proxies will be voted as directed in the proxy; however, if no direction is made, the proxy will be voted FOR the election of the nominees described below, FOR the approval of independent accountants, FOR the proposal to approve amendments to the Midlantic Annual Incentive and Bonus Plan and FOR the proposal to approve the Midlantic Incentive Stock and Stock Option Plan (1995), as described below, and AGAINST the shareholder proposals described below. Votes will NOT be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

     Proxies and Revocation. A proxy card is enclosed. Any shareholder giving a proxy may revoke it at any time before it is exercised. In order to revoke a proxy, the shareholder must either give written notice of such revocation to the Secretary of the Company or to the Secretary of the Annual Meeting or vote the shares of Common Stock subject to the proxy by a later dated proxy or by written ballot at the Annual Meeting. The presence at the Annual Meeting of any shareholder who has given a proxy will not in and of itself revoke the proxy.

                      ELECTION OF DIRECTORS OF THE COMPANY

     Directors are elected at each annual meeting to hold office until the next succeeding annual meeting and until their successors have been elected and qualified. It is the intention of the persons named as proxies to vote the shares represented by the accompanying form of proxy for the election of each of the nominees listed below. The nominees have been selected by the Board of Directors upon the recommendation of the Nominating Committee of the Board. If any nominee shall unexpectedly become unable or unwilling to serve as a director, the persons named as proxies will cast their votes for the remaining nominees and for any replacement as shall be nominated by the Nominating Committee. All nominees other than Messrs. Croisant and Lindsay currently serve as directors of the Company.

     Nominations by Shareholders. The By-Laws of the Company require that shareholders of the Company wishing to make nominations of persons to serve as directors of the Company must comply with the procedure set forth in the By-Laws. A copy of the appropriate By-Law is available from the Secretary of the Company upon request.

A shareholder who does not comply with this procedure will be precluded from nominating a candidate for election as a director at a meeting of shareholders of the Company. The date by which nominations must be received by the Company with respect to the 1996 Annual Meeting of Shareholders is February 4, 1996.

Information About Nominees For Directors of the Company

     The following describes the current and past five years' business experience, certain directorships and the age of each nominee for director. The following information is given as of January 1, 1995 and was furnished to the Company by the respective nominee:

               Present Occupation; 5 Years' Business Experience;
          Directorships Held; Service as Director of the Company; Age
          -----------------------------------------------------------

Eugene R. Croisant: Executive Vice President, Human Resources & Administration
     (1989 to present) of RJR Nabisco, Inc. (diversified food and tobacco company), New York, New York; Age: 57

Charles E. Ehinger: Former President and Director (1990-1991) and Executive Vice
     President (1974-1990) of Curtiss-Wright Corporation (diversified manufacturing company), Lyndhurst, New Jersey; Director of the Company since January 1991; Age: 66

David F. Girard-diCarlo: Managing Partner (1987 to present) of Blank, Rome,
     Comisky & McCauley (law firm), Philadelphia, Pennsylvania; Director of the Company since October 1992; Age: 51

Frederick C. Haab: President (1982 to present) of F.C. Haab Co., Inc. (heating oils and petroleum products), Philadelphia, Pennsylvania; Director of the Company since February 1991; Age: 57

Kevork S. Hovnanian: Chairman of the Board and Chief Executive Officer (1967 to present) of Hovnanian Enterprises, Inc. (real estate development company), Red Bank, New Jersey; Director of the Company since June 1990; Age: 71

Arthur J. Kania: Principal (1986 to present) of Tri-Kan Associates (corporate development and planning), Bala Cynwyd, Pennsylvania; Partner (1970 to present) in Kania, Lindner, Lasak & Feeney (law firm), Bala Cynwyd, Pennsylvania; Director, Opt Sciences Corporation, Piasecki Aircraft Corporation; Director of the Company since March 1987; Age: 62

Aubrey C. Lewis: Former Vice President-Corporate Liaison (1983-1994) of
     Woolworth Corporation (multinational retailer), New York, New York; Director of the Company since May 1993; Age: 60

Bruce C. Lindsay: Chairman and Managing Director (1987 to present),
     Brind-Lindsay & Co., Inc. (consulting firm), Philadelphia, Pennsylvania; Director, Maritrans, Inc.; Age: 53

David F. McBride: Chief Executive Officer (1986 to present) of McBride
     Enterprises, Inc. (real estate development and general construction), Franklin Lakes, New Jersey; Director of the Company since October 1992;
     Age: 47

Desmond P. McDonald: Vice Chairman of the Board of the Company (1990-1992);
     President (1976-1992) and Chief Executive Officer (1990-1992) of Midlantic Bank, N.A.; Director, Hovnanian Enterprises, Inc.; Director of the Company since March 1987; Age: 67

Roy T. Peraino: Chairman of the Board (1970-1992) of Continental Bank; President (1986-1991) of the Company; Chairman of the Board (1981-1991) of Continental Bancorp, Inc.; Director of the Company since March 1986; Age:
     66

Ernest L. Ransome, III: Chairman (1988 to present) of Giles and Ransome, Inc.
     (heavy construction equipment retailer), Bensalem, Pennsylvania; Chairman (1988 to present) of Ransome Lift Equipment Company (lift truck dealership); Partner (1968 to present) of Colonial Enterprises (real estate ownership and management); Trustee (1964 to present) of Ransome Foundation (charitable foundation); Director, Mannington Mills, Inc., Sun Distributors; Director of the Company since March 1987; Age: 68

B.P. Russell: Consultant (1984 to present); Chief Executive Officer (1970-1984) and Chairman of the Board (1972-1984) of Crum & Forster, Inc. (insurance holding company), Morristown, New Jersey; Director of the Company since March 1987; Age: 74

               Present Occupation; 5 Years' Business Experience;
          Directorships Held; Service as Director of the Company; Age
          -----------------------------------------------------------

Garry J. Scheuring: Chairman of the Board, President and Chief Executive Officer
     (1991 to present) of the Company; Chairman of the Board, President and Chief Executive Officer (1992 to present) of Midlantic Bank, N.A.; Chairman of the Board and Chief Executive Officer (1992-1994) of Continental Bank; Vice Chairman (1988-1991) of Continental Bank Corporation (bank holding company), Chicago, Illinois; Director of the Company since April 1991; Age:
     55

Marcy Syms: President (1983 to present) of Syms Corp. (retailer), Secaucus, New
     Jersey; Director of the Company since October 1993; Age: 44

     During 1994, the Board of Directors held 11 meetings, the Audit Committee held six meetings, the Executive Compensation Committee held five meetings and the Nominating Committee held one meeting. During 1994, no director attended less than 75% of the aggregate number of meetings of the Board of Directors of the Company and committees of that board of which the director was a member, except Harold L. Yoh, Jr., who is not standing for re-election at the Annual Meeting. There are no relationships by blood, marriage, or adoption, not more remote than first cousin, between any nominee for director and any other nominee for director or any executive officer of the Company or its subsidiaries.

     Audit Committee--The functions of the Audit Committee are to recommend to the Board of Directors and shareholders of the Company the appointment of a firm of independent public accountants to audit the books and records of the Company and its subsidiaries; review and approve the scope, purpose and type of services performed by the external auditors; review and approve the annual plans of the internal auditor and the internal loan review department; review the findings of the external auditors and internal audit and loan review staffs and oversee significant corrective actions proposed to be taken with respect to such findings; review and discuss with management the effectiveness of the external auditors, the internal auditors and the loan review staff; review reports of examination of bank regulatory agencies of the Company or its subsidiaries relating to safety and soundness and compliance with laws and regulations and management's responses to such reports; oversee significant corrective actions proposed to be taken in response to criticisms in reports of examination; review with management and the external auditors the adequacy of the Company's and its bank subsidiary's internal controls and the resolution of identified material weaknesses in internal controls; review management's assessment of the Company's subsidiaries' internal controls and compliance with laws and regulations, as contemplated and to the extent permitted by Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991, and review with management and the internal and external auditors the basis for reports issued under Section 112; discuss with management and the external auditors any significant disagreements between the external auditors and management; review the Company's business interruption contingency plans; review the status of the Company's corporate policy manual; review and approve the Company's annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), including the Company's financial statements included therein; and render regular reports to the Board of Directors on its activities and to the boards of directors of subsidiaries for which the Committee is taking action. The Audit Committee is composed of five directors who are not officers or employees of the Company or its subsidiaries. The current members of the Audit Committee are Mr. Haab, Chairman, and Messrs. Ehinger, Girard-diCarlo, Ransome and Russell.

     Executive Compensation Committee--The functions of the Executive Compensation Committee are to review and approve the compensation and benefit policies for the members of the management committee of the Company, to approve employment and other agreements for members of the Company's Management Committee and all agreements for employees of the Company and affiliates expressly providing for compensation upon a change of control of the Company, to serve in an advisory capacity to management on executive level organizational matters, management succession and management development, and to administer the executive incentive plans and directors' retirement plan of the Company. The Executive Compensation Committee is composed of five directors who are not officers or employees of the Company or its subsidiaries. The current members of the Executive Compensation Committee are Fred R. Sullivan, Chairman, William E. McKenna and Messrs. Ehinger, Ransome and Yoh.

     Nominating Committee--The functions of the Nominating Committee are recommending and screening nominations for membership on the Board of Directors, including the review of qualifications, affiliations, technical skills and personal characteristics of candidates for nomination and the size and composition of the Board of Directors. The Nominating Committee is composed of six directors. The current members of the Nominating Committee are Mr. Girard-diCarlo, Chairman, and Messrs. Kania, McKenna, Ransome, Russell and Sullivan.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by the directors and executive officers of the Company, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Securities Ownership of Management

     The following table sets forth beneficial ownership of shares of Common Stock as of January 1, 1995 by the directors and the executive officers named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. The following table also sets forth the beneficial ownership by Messrs. Croisant and Lindsay of shares of Common Stock as of March 13, 1995. Information in this table was furnished to the Company by the respective directors, nominees and executive officers.


                                                                                   Common Stock               Percentage
Name                                                                            Beneficially Owned(a)          Owned(a)
- ----                                                                            --------------------          ----------
Eugene R. Croisant .............................................................      1,601                         *
Charles E. Ehinger .............................................................     28,075(b)                      *
David F. Girard-diCarlo ........................................................        252(c)                      *
Frederick C. Haab ..............................................................      4,988(d)                      *
Kevork S. Hovnanian ............................................................    307,500(e)                      *
Arthur J. Kania ................................................................    187,576(f)                      *
Aubrey C. Lewis ................................................................        100                         *
Bruce C. Lindsay ...............................................................        500                         *
David F. McBride ...............................................................      2,400(g)                      *
Desmond P. McDonald ............................................................     41,267(h,i)                    *
William E. McKenna .............................................................      5,652(j)                      *
Roy T. Peraino .................................................................     92,337(h)                      *
Ernest L. Ransome, III .........................................................      7,750(k)                      *
B. P. Russell ..................................................................      5,000(l)                      *
Garry J. Scheuring .............................................................    323,023(h,m)                    *
Fred R. Sullivan ...............................................................    110,272(n)                      *
Marcy Syms .....................................................................         50                         *
Harold L. Yoh, Jr. .............................................................      4,264(o)                      *
Howard I. Atkins ...............................................................    128,115(h,m)                    *
James J. Lynch .................................................................     83,002(h,m)                    *
Alfred J. Schiavetti, Jr. ......................................................    152,639(h)                      *
Alan M. Silberstein ............................................................    139,079(h,p)                    *
All directors and executive officers as a group ................................  1,975,382(h,m,p,q)             3.68%

Footnotes

     (a) No director, nominee or executive officer owned beneficially more than one percent of the outstanding shares of Common Stock. In connection with the Shareholder Rights Plan adopted by the Board of Directors of the Company on February 23, 1990, Preferred Stock Purchase Rights were distributed to shareholders of record on March 12, 1990 and are deemed to be attached to, represented by and transferred with all outstanding shares of Common Stock.

     (b) Includes 21,101 shares held jointly with Mr. Ehinger's wife and 4,632 shares held by an entity controlled by Mr. Ehinger, over which he exercises sole voting and investment power. Also includes 500 shares that can be obtained through conversion of the 8 1/4% Convertible Subordinated Debentures Due 2010 of the Company (the "Debentures"), which are held by an entity controlled by Mr. Ehinger, over which he exercises sole voting and investment power.

     (c) All shares are held jointly with Mr. Girard-diCarlo's wife.

     (d) Includes 826 shares held jointly with Mr. Haab's wife, 286 shares held by Mr. Haab's wife individually and 793 shares held by Mr. Haab as trustee for the benefit of a child, as to all of which Mr. Haab exercises shared voting and investment power.

     (e) Includes 500 shares held by Hovnanian Enterprises, Inc., as to which Mr. Hovnanian exercises shared voting and investment power.

     (f) Mr. Kania also owns $1,080,000 principal amount of the Company's 9.20% Subordinated Capital Notes due 2001.

     (g) Includes 1,000 shares held by Mr. McBride's wife.

     (h) Includes, for the following persons or group, the number of shares that may be obtained through the exercise of stock options which were exercisable as of January 1, 1995 or within 60 days of such date: Mr. McDonald, 31,273 shares; Mr. Peraino, 37,113 shares; Mr. Scheuring, 290,000 shares; Mr. Atkins, 120,000 shares; Mr. Lynch, 73,913 shares; Mr. Schiavetti, 130,000 shares; Mr. Silberstein, 130,000 shares; all directors and executive officers as a group, 1,093,397 shares.

     (i) As of January 1, 1995, Mr. McDonald owned $120,000 principal amount and the estate of his late wife, for which Mr. McDonald serves as executor, owned $20,000 principal amount of the Company's 9.875% Subordinated Capital Notes due 1999 (the "9.875% Notes").

     (j) Includes 136 shares held by Mr. McKenna's wife, over which he exercises sole voting and investment power. Each of Mr. McKenna and his wife also owns $10,000 principal amount of the 9.875% Notes, over which he exercises sole voting and investment power. Entities controlled by Mr. McKenna own an aggregate of $180,000 principal amount of the 9.875% Notes, over which he exercises sole voting and investment power.

     (k) Includes 5,000 shares held by trusts of which Mr. Ransome is co-trustee and over which he has shared voting and investment power and 550 shares held by Mr. Ransome's wife, over which he has shared voting and investment power. Two trusts of which Mr. Ransome is co-trustee hold $25,000 and $75,000 principal amount, respectively, of the 9.875% Notes, over which he has shared voting and investment power.

     (l) Includes 2,000 shares held in a trust over which Mr. Russell exercises sole voting and investment power.

     (m) Includes Common Stock held by Midlantic Bank, N.A. as trustee of the Midlantic Savings and Investment Plan, which is allocated to the relevant executive officer's account and with respect to which such executive officer exercises sole voting and investment power.

     (n) Includes 3,000 shares owned by Mr. Sullivan's wife and 520 shares that can be obtained through conversion of Debentures, which are held by Mr. Sullivan's wife. Mr. Sullivan disclaims beneficial ownership of these shares. Mr. Sullivan's wife also owns $300,000 principal amount of the 9.875% Notes. Mr. Sullivan disclaims beneficial ownership of these securities.

     (o) Includes 14 shares held jointly with Mr. Yoh's wife.

     (p) Includes 1,500 shares held by the children of Mr. Silberstein over which he exercises sole voting and investment power.

     (q) Includes 234 shares held by a child of an executive officer over which the executive officer exercises sole voting and investment power and 300 shares owned jointly by an executive officer and his spouse over which the executive officer exercises sole voting and investment power.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

     The following table and accompanying footnotes provide certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company as of December 31, 1994 (collectively, the "named executive officers") for the fiscal years ended December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term Compensation
                                         Annual Compensation                 Awards
                                         -------------------        ----------------------
                                                                                Securities
                                                                     Restricted Underlying       All Other
     Name and                                                          Stock      Options/         Compen-
Principal Position              Year   Salary ($)      Bonus ($)     Awards ($)   SARs (#)        sation ($)
- ------------------              ----   ---------      ----------    ----------- ---------       ------------
Garry J. Scheuring ..........   1994   $650,000       $575,000      $      0      150,000        $ 6,000(1)
 Chairman of the Board,         1993    650,000        305,000(2)    168,240(3)         0          7,075(1)
 President & Chief              1992    650,000        650,000(4)          0      150,000              0
 Executive Officer

Howard I. Atkins ............   1994    325,000        225,000             0       60,000          5,245(1)
 Executive Vice President       1993    312,500        125,000(2)     49,488(5)         0          7,870(1)
 & Chief Financial Officer      1992    300,000        167,000(6)          0       45,000          1,171(7)

James J. Lynch ..............   1994    247,500        135,000             0       50,000          5,050(1)
 Executive Vice President       1993    230,000         80,000(2)     19,800(8)         0          6,408(1)
                                1992    205,539         85,000             0       40,000              0

Alfred J. Schiavetti, Jr. ...   1994    350,000        230,000             0       60,000          5,303(1)
 Executive Vice President       1993    350,000        146,000(2)     63,336(9)         0          7,870(1)
  & Chief Credit Officer        1992    350,000        225,000(10)         0       50,000             0

Alan M. Silberstein .........   1994    350,000        225,000             0       60,000          5,298(1)
 Executive Vice President       1993    350,000        125,000(2)     49,488(11)        0          7,870(1)
 & Director of Retail Banking   1992    323,077(12)    200,000(13)    80,000(14)  130,000         75,000(15)

Footnotes

     (1) Represents matching contributions made by the Company or one of its subsidiaries pursuant to the Midlantic Savings and Investment Plan, a "401(k) plan."

     (2) The amount reported represents the cash portion of the 1993 performance bonus. The remaining portion of the 1993 performance bonus was paid through the issuance of restricted stock awards valued at the closing price per share of the Common Stock ($24.25) on the day immediately preceding the date on which the awards were granted. See the "Restricted Stock Awards" column of this table.

     (3) Mr. Scheuring was awarded 7,010 restricted shares on December 22, 1993. All such shares vested on December 22, 1994. The aggregate value of these shares was $185,765 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (4) The reported amount includes $415,000 related to 1992 and $235,000 related to 1991 and paid in 1992. Upon commencement of Mr. Scheuring's employment in April 1991, the Company contracted to pay him a bonus of $350,000 at the end of the first year of his employment by the Company. This contractual bonus was paid to Mr. Scheuring in 1992 as of the first anniversary of his employment in April. Therefore, of Mr. Scheuring's contractual bonus, $235,000 related to the period of time in 1991 that Mr. Scheuring was employed by the Company and $115,000 related to the period of time in 1992 prior to Mr. Scheuring's first anniversary of employment. Mr. Scheuring also received a separate annual bonus for 1992 of $300,000 related to the Company's performance in 1992, which amount, together with the portion of his contractual bonus related to 1992, brought his bonus related to 1992 to $415,000.

     (5) Mr. Atkins was awarded 2,062 restricted shares on December 22, 1993. All such shares vested on December 22, 1994. The aggregate value of these shares was $54,643 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (6) The reported amount includes $125,333 related to 1992 and $41,667 related to 1991 and paid in 1992. Upon commencement of Mr. Atkins' employment in September 1991, the Company contracted to pay him a bonus of $125,000 at the end of the first year of his employment by the Company. This contractual bonus was paid to Mr. Atkins in 1992 as of the first anniversary of his employment in September. Therefore, of Mr. Atkins' contractual bonus, $41,667 related to the period of time in 1991 that Mr. Atkins was employed by the Company and $83,333 related to the period of time in 1992 prior to Mr. Atkins' first anniversary of employment. Mr. Atkins also received a separate annual bonus for 1992 of $42,000 related to the Company's performance in 1992, which amount, together with the portion of his contractual bonus related to 1992, brought his bonus related to 1992 to $125,333.

     (7) The reported amount represents a payment to reimburse Mr. Atkins for continued coverage under the health plan of his prior employer until he became eligible for coverage under the Company's medical insurance plan.

     (8) Mr. Lynch was awarded 825 restricted shares on December 22, 1993. All such shares vested on December 22, 1994. The aggregate value of these shares was $21,863 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (9) Mr. Schiavetti was awarded 2,639 restricted shares on December 22, 1993. All such shares vested on December 22, 1994. The aggregate value of these shares was $69,934 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (10) The reported amount includes $150,000 related to 1992 and $75,000 related to 1991 and paid in 1992. Upon commencement of Mr. Schiavetti's employment in July 1991, the Company contracted to pay him a bonus of $150,000 at the end of the first year of his employment by the Company. This contractual bonus was paid to Mr. Schiavetti in 1992 as of the first anniversary of his employment in July. Therefore, of Mr. Schiavetti's contractual bonus, $75,000 related to the period of time in 1991 that Mr. Schiavetti was employed by the Company and $75,000 related to the period of time in 1992 prior to Mr. Schiavetti's first anniversary of employment. Mr. Schiavetti also received a separate annual bonus for 1992 of $75,000 related to the Company's performance in 1992, which amount, together with the portion of his contractual bonus related to 1992, brought his bonus related to 1992 to $150,000.

     (11) Mr. Silberstein was awarded 2,062 restricted shares on December 22, 1993. All such shares vested on December 22, 1994. The aggregate value of these shares was $54,643 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (12) The amount shown reflects salary paid to Mr. Silberstein after joining the Company in January 1992.

     (13) The reported amount represents a contractual bonus paid in January 1993, all of which related to 1992.

     (14) Mr. Silberstein was awarded 10,000 restricted shares on February 25, 1992 to compensate him for shares forfeited when he left his prior employer. Of such shares, 5,000 vested on February 25, 1993 and the remainder vested on February 25, 1994. The aggregate value of these shares was $265,000 as of December 31, 1994. No preferential dividend rights are associated with these shares.

     (15) The reported amount represents a special, one-time, cash payment made to compensate Mr. Silberstein for forfeited incentive compensation from a prior employer.

Stock Options Granted

     The following table and accompanying footnotes provide information concerning stock options granted under the Company's Incentive Stock and Stock Option Plan (1986) (the "1986 Plan") to the named executive officers during 1994. No stock appreciation rights (SARs) were granted to any executive officer during 1994.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                        Price Appreciation
                                               Individual Grants                        for Option Term (1)
                               ----------------------------------------------------   ----------------------
                                               % of Total
                                            Options Granted    Exercise
                                              to Employees     or Base
                               Options          in Fiscal       Price       Expiration
Name                           Granted (#)        Year         ($/sh.)        Date         5% ($)       10% ($)
- ----                           -----------  ---------------    --------     -----------  ----------   ----------
Garry J. Scheuring ..........  150,000(2)         13.5%        $28.3125      6/22/04     $2,675,531   $6,752,531
Howard I. Atkins ............   60,000(2)          5.4%         28.3125      6/22/04      1,070,213    2,701,013
James J. Lynch ..............   50,000(2)          4.5%         28.3125      6/22/04        891,844    2,250,844
Alfred J. Schiavetti, Jr. ...   60,000(2)          5.4%         28.3125      6/22/04      1,070,213    2,701,013
Alan M. Silberstein .........   60,000(2)          5.4%         28.3125      6/22/04      1,070,213    2,701,013

Footnotes

     (1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that amounts reflected in this table will be realized by the named executive officer.

     (2) Twenty-five (25%) percent of these options generally become exercisable in each of four annual instalments beginning on June 22, 1997. In order to provide a performance incentive, the Executive Compensation Committee may accelerate the vesting of the options, in whole or in part, in recognition of the Company's performance. See "Executive Compensation Committee Report on Executive Compensation--1994 Long-Term Incentive Program."


Option Exercises and Holdings

     The following table and accompanying footnotes provide information concerning stock options exercised during 1994, the number of shares of Common Stock covered by unexercised stock options and the value of unexercised in-the-money stock options as of December 31, 1994. No named executive officer is the holder of any SARs.


                         FISCAL YEAR-END OPTION VALUES

                                                                                                     Value of
                                                                                Number of           Unexercised
                                                                               Unexercised          In-the-Money
                                                                               Options at            Options at
                                                                               FY-End (#)           FY-End ($) (1)

                                Shares Acquired                               Exercisable/           Exercisable/
Name                            on Exercise (#)    Value Realized ($)       Unexercisable (2)      Unexercisable (2)
- ----                            ---------------    -----------------        -----------------    -------------------
Garry J. Scheuring ............    10,000              $191,875              290,000/200,000     $4,856,250/$984,375
Howard I. Atkins ..............     5,000               101,125              120,000/60,000       2,148,750/0
James J. Lynch ................     4,400               102,300               73,913/50,000         922,514/0
Alfred J. Schiavetti, Jr. .....         0                     0              130,000/60,000       2,370,000/0
Alan M. Silberstein ...........         0                     0              130,000/60,000       2,185,000/0

Footnotes

     (1) Amounts reflect potential gains on outstanding in-the-money stock options based upon the closing price per share of the Common Stock on December 31, 1994 less the exercise price per share. There can be no assurance that the amounts reflected will be realized by the named executive officer.

     (2) The shares represented as unexercisable could not be acquired by the respective named executive officers as of December 31, 1994 and future exercisability is subject to remaining employed by the Company until the vesting dates for each option, subject to acceleration in certain circumstances upon a change of control of the Company and as described in "Executive Compensation Committee Report on Executive Compensation--1994 Long-Term Incentive Program."

Pension Plan Table

     The following table indicates, for purposes of illustration, the amount of annual retirement income payable to employees under the Company's qualified defined benefit pension plan (the "Retirement Plan") in 1994. The table includes benefits payable under the Company's nonqualified supplemental pension plans designed to provide benefits that would otherwise be denied participants in the Retirement Plan by reason of certain Internal Revenue Code ("Code") limitations.


                                                         Approximate Unadjusted Annual Retirement Benefits
                                                   --------------------------------------------------------------
 Average Annual                                     15 Years     20 Years     25 Years     30 Years     35 Years
  Compensation                                     of Service   of Service   of Service   of Service   of Service
- ---------------                                    ----------   ----------   ----------   -----------  ----------
$  200,000 ......................................   $ 43,541     $ 58,055     $ 72,569     $ 87,083     $ 97,083
   400,000 ......................................     88,541      118,055      147,569      177,083      197,083
   600,000 ......................................    133,541      178,055      222,569      267,083      297,083
   800,000 ......................................    178,541      238,055      297,569      357,083      397,083
 1,000,000 ......................................    223,541      298,055      372,569      447,083      497,083
 1,250,000 ......................................    279,791      373,055      466,319      559,583      622,083
 1,500,000 ......................................    336,041      448,055      560,069      672,083      747,083


     For 1994, "Average Annual Compensation" for purposes of the Retirement Plan includes only those amounts reported as "Annual Compensation" in the Summary Compensation Table above, except that in the case of Mr. Silberstein, "Average Annual Compensation" will also include the $75,000 payment disclosed as "All Other Compensation."

     As of January 1, 1995, for purposes of the Retirement Plan, Messrs. Scheuring and Schiavetti were each credited with four years of service, Mr. Lynch was credited with 18 years of service and Messrs. Atkins and Silberstein were each credited with three years of service.

     The above table assumes that benefits will be paid to employees for life, commencing at normal retirement age, without reduction for a 50% joint and survivor annuity benefit for those persons who are married. The benefits reflected in the above table are not subject to any deduction for Social Security or other offset amounts.

Employment Contract, Executive Severance Plan and Survivor Benefit Plan

     Employment Contract. The Company and Mr. Scheuring have entered into an employment contract (the "Employment Agreement"), which provides for (i) Mr. Scheuring's employment by the Company as its chairman of the board and chief executive officer through April 23, 1996, provided that commencing on and after December 31, 1992, the term of the Employment Agreement may be extended by mutual agreement, (ii) the payment of an annual base salary of not less than $650,000 per year or such greater rate as may be approved from time to time by the Board of Directors, (iii) payments of incentive compensation in accordance with past practices and (iv) benefits under all employee benefit plans of the Company.

     If the Employment Agreement is terminated by the Company other than upon Mr. Scheuring's disability or for Cause (as defined in the Employment Agreement) or if Mr. Scheuring terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Scheuring is entitled to a payment equal to (i) 2.99 times his "base amount," as defined in Section 280G of the Code, payable over a period of 36 months, if he terminates his employment because of a change in control of the Company (as defined in the Employment Agreement) or (ii) in all other cases, a monthly payment equal to one-twelfth of Mr. Scheuring's base salary for a period of 36 months. Each of the payments referred to in clauses
(i) and (ii) is hereinafter referred to as the "Severance Payment" and is subject to reduction in certain events. Subject to certain limitations, upon termination resulting in the Severance Payment, Mr.

Scheuring would also receive (A) the pro rata portion of cash awards under any incentive plan for partially completed incentive periods, (B) Common Stock awarded to him which is then unvested, prorated to the date of his termination and (C) a cash amount equal to retirement benefits lost as a result of the termination of his employment prior to the stated term of the Employment Agreement. In the event of termination by the Company other than for Cause or disability or by Mr. Scheuring for Good Reason, then for the remaining stated period of the Employment Agreement, Mr. Scheuring is entitled to receive life, disability, accident and health insurance benefits similar to those received by him just prior to termination. Certain other benefits are provided by the Employment Agreement, including a death benefit equal to three times Mr. Scheuring's then current base salary and reimbursement of legal fees and expenses.

     Executive Severance Plan. Each of the named executive officers other than Mr. Scheuring is a participant in the Company's Executive Severance Plan (the "Severance Plan"). While a participant in the Severance Plan, each executive is entitled to benefits under the Severance Plan in the event that the executive's employment is terminated by the Company other than for "cause," death, "disability" or "retirement" or by the executive for "good reason" (as each such term is defined in the Severance Plan) at any time during the period (i) beginning with the executive's agreement to participate in the Severance Plan and ending on the date which is three years after the date any change of control of the Company shall have occurred, in the case of Messrs. Atkins, Schiavetti and Silberstein and (ii) commencing with the date of a change of control of the Company and ending on the date which is three years thereafter, in the case of Mr. Lynch.

     Benefits payable under the Severance Plan generally include, subject to certain limitations, (i) two years' base salary less amounts received by the executive as severance pay under the Company's general severance pay policy,
(ii) a lump sum payment equal to the sum of (A) any unpaid incentive award under the Company's annual incentive plan, (B) a pro rata incentive award for the calendar year in which the executive's employment is terminated and (C) the amount of all unvested cash awards and deferred cash compensation payable to the executive, (iii) life insurance and health benefits for a period of two years after the date of termination and (iv) upon retirement, an amount of total retirement benefits equal to that which the executive would have received from the Company's retirement plans if the executive's employment had continued for two years and the executive's rights were fully vested. In addition, under limited circumstances the executive will be entitled to be reimbursed for the amount of certain taxes payable by the executive.

     Each of the named executive officers will participate in the Severance Plan until September 30, 1997, at which date and from year to year thereafter, participation will be extended for an additional one year period unless the Company shall have notified the executive to the contrary.

     Survivor Benefit Plan. Mr. Lynch is a participant in a survivor benefit plan (the "Survivor Plan") maintained by a predecessor of the Company, which provides an annual survivor's benefit in an amount equal to 50% of Average Compensation (as defined in the Survivor Plan) in the case of death prior to retirement, and 50% of retirement income under covered retirement plans in the case of death subsequent to retirement. Monthly benefits under the Survivor Plan are payable until the later of (i) the date on which the participant would have attained age 65, (ii) the death of the participant's surviving spouse, or (iii) 120 monthly payments have been made. A participant's rights under the Survivor Plan vest upon the death of the participant before retirement, in certain circumstances upon the death of the participant while disabled, upon the retirement of the participant, or upon granting of vesting rights to any participant in the sole discretion of the Company. Mr. Lynch is not currently vested under the Survivor Plan.

Compensation Committee Interlocks and Insider Participation

     Messrs. Ehinger, McKenna, Ransome, Sullivan and Yoh serve on the Executive Compensation Committee. During 1994, persons and entities affiliated with Messrs. Ehinger, Ransome and Yoh were parties to loan transactions with subsidiary banks of the Company. All of such borrowings were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Executive Compensation Committee Report on Executive Compensation

     Compensation Policy. The overall compensation approach taken by the Executive Compensation Committee (the "Committee") in 1994 reflected the Committee's and the Board of Directors' commitment to generating value for the Company's shareholders by incenting and rewarding individual performance that achieves the following corporate goals: consistent earnings growth, enhancement of the Company's franchise, a superior financial condition and competitively strong operating performance. The Company's 1994 executive compensation program was designed to reinforce these objectives by making a major portion of an executive's total compensation opportunity contingent on the creation of shareholder value and the attainment of these goals. The performance compensation components consist of an annual incentive bonus, long-term equity incentives and a merit-oriented salary policy.

     Base Salary. The Committee determined in 1994 not to increase the salary of any member of the Company's Management Committee, including Mr. Scheuring, if the executive officer's base salary was above the median base salary for officers who, based on publicly available information compiled by the Committee's independent compensation consultant, apparently performed the same general function as the executive officer at an identified group of banking institutions similar to the Company. The Committee made this determination in order to increase the relative importance of incentive compensation in total compensation for the members of the Management Committee. Salary increases were approved during 1994 for three members of the Management Committee whose base salaries were at or below such median. Mr. Scheuring did not receive an increase in base salary in 1994, but continues to receive the minimum guaranteed base salary under the employment agreement he signed when he joined the Company in 1991.

     In determining the amount of the salary increases for the three executive officers who received increases, the Committee considered, in addition to the relationship of the executive officer's base salary to the median for similarly-situated officers, the performance of the executive officer. The Committee did not determine a specific target or range of salaries compared to similarly-situated officers at the identified group of comparison banking institutions. Salaries for the executive officers who received an increase in 1994 averaged approximately 96% of the median for officers at the identified group of comparison banking institutions who are described as having similar functional responsibilities.

     1994 Long-Term Incentive Program. The Company has historically used grants of stock options as a long-term incentive designed to attract, retain and motivate senior officers and to align management's interests with those of the shareholders. Consistent with the practice first established in 1992, bi-annual stock option grants were made for this purpose to executive officers. Each stock option granted has an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expires ten years from the date of grant. Each grant to the members of the Company's Management Committee, including Mr. Scheuring, and to two other executive officers provides that 25% of the options generally become exercisable in four annual instalments beginning on the third anniversary of the date of grant. In the case of one executive officer, the terms of the grant provide that 50% of the options generally become exercisable two years after the date of grant with the balance generally exercisable three years after the date of grant. Generally, the recipient of a grant must be employed by the Company to exercise the option.

     In order to provide a performance incentive, the grants to executive officers providing for vesting in four instalments also provide that the Committee may accelerate the vesting of the options, in whole or in part, in recognition of the Company's performance. The Committee has determined that the fourth instalment will be accelerated such that it will vest on June 30, 1995 if a specific performance target based upon the Company's "normalized earnings" per share is achieved. Thereafter, the third and fourth instalments, to the extent not previously vested, will become exercisable in the last month of the calendar quarter in which other specific performance targets based upon normalized earnings per share are achieved. For these purposes, "normalized earnings" means net income of the Company as determined under generally accepted accounting principles, excluding the impact of certain non-recurring events and including taxes that would normally be accrued on such earnings and the estimated incentive expense.

     In making grants of stock options and in fixing the specific number of stock options for individual executive officers, the Committee determined to provide meaningful long-term incentives to those individuals whose ongoing contribution to the Company is believed to be the most important to the long-term success of the Company. In that context, the Committee considered primarily the scope of responsibilities and leadership characteristics of the executive officers and the relative importance of the executive officer's expected potential contribution to the Company's long-term success. The Committee also evaluated the grants to the members of the Company's Management Committee against the median long-term incentive awards at similarly-situated banking institutions for officers who, based on publicly available information compiled by the Committee's independent compensation consultant, apparently performed the same general function as the executive officer receiving the grant. The Committee did not, however, adopt a specific target or range for grants to executive officers in relation to similarly-situated officers at the identified group of comparison banking institutions, nor did it establish a target or range for any executive officer individually.

     Mr. Scheuring's option grant of 150,000 shares was approximately 106% of the median long-term incentive award for chief executive officers at the Company's identified comparison group of banking institutions. The grants to other Management Committee members collectively aggregated 114% of the aggregate median long-term incentive awards for similarly-situated officers at the comparison group of banking institutions. The Committee concluded, however, that the duties and responsibilities of two members of the Company's Management Committee were significantly greater than are believed by the Committee to be possessed by officers at the identified group of comparison banking institutions who are described as having similar functional responsibilities. Grants to those two executive officers, as a percentage of salary, were therefore significantly higher than the median long-term incentive awards to officers at the identified group of comparison banking institutions who are described as having similar functional responsibilities. Excluding those two executive officers, aggregate option grants to members of the Management Committee other than Mr. Scheuring generally represented 106% of the aggregate median long-term incentive awards to similarly-situated officers at the Company's identified comparison group of banking institutions.

     The Committee has not established a target level of ownership of the Company's Common Stock by its executive officers generally or by the Chief Executive Officer.

     1994 Annual Incentive Program. To promote the Company's attainment of key annual business goals, the Committee adopted in 1993 the Midlantic Annual Incentive and Bonus Plan (the "Annual Plan"), which provides an incentive opportunity to the executive officers and other key officers of the Company and its subsidiaries. The Annual Plan provides for incentive awards in the form of cash and other incentive compensation on an annual basis.

     In approving the aggregate 1994 incentive award pool available for incentive awards under the Annual Plan, including "line of business" incentive plans maintained by the Company (the "line of business" plans), the Committee considered the Company's level of annual "normalized earnings" as described under the heading "1994 Long-Term Incentive Program" above and the Company's performance, as measured against key strategic objectives described below that create long-term competitive strength and enhance shareholder value.

     In 1994, the Committee established a maximum funding level of 8.5% of normalized earnings and a minimum funding level of $1.4 million if the Company's 1994 normalized earnings were at or below $70 million. This minimum funding level was established to meet the Company's expected obligations under the "line of business" plans (in which executive officers do not participate) and to provide bonuses to a small number of selected high performing individuals. To the extent 1994 normalized earnings exceeded $70 million, an additional 7% to 12% of incremental earnings above the $70 million threshold level (the "Discretionary Component") was made available for incentive pool funding, subject to the maximum funding level described above.

     The Committee considered the Company's 1994 normalized earnings to be $155 million. Based upon the Company's 1994 performance, the Committee determined that within the 7% to 12% range of incremental earnings above $70 million, the Discretionary Component would be 8.2%. The Committee established the Discretionary Component by evaluating and weighting the Company's performance in each of the following categories (the "Incentive Factors"): customer service and market penetration (40%), productivity (35%) and balance sheet strength (20%). Accordingly, the aggregate 1994 incentive pool available for incentive awards under the Annual Plan was $8.4 million, or 5.4% of normalized earnings.

     Individual incentive awards were allocated from the approved incentive pool to the executive officers other than Mr. Scheuring based upon competitive incentive award guidelines consisting of a range of target and maximum levels for each position and an assessment of the performance during 1994 of both the individual executive and the business or functional unit for which the executive was responsible. The factors reviewed in this assessment included the extent each business or functional unit attained its specific 1994 financial goals and the individual's and related business or functional unit's contributions in connection with the Incentive Factors. Because each business or functional unit and their respective responsible executive officers had the ability to affect the Incentive Factors to differing degrees, no formal weighting was given to the Incentive Factors by the Committee in making award determinations for the executive officers.

     Mr. Scheuring's award under the Annual Plan was determined based upon the competitive award target guidelines developed by the Committee's compensation consultants. These guidelines indicated a target bonus of 70% of salary, with 105% of salary as a maximum amount. The approved award for Mr. Scheuring was $575,000. The total award, representing approximately 88.5% of Mr. Scheuring's annual base salary, reflected the Committee's assessment of overall Company financial results and the Company's level of achievement of the Incentive Factors, applying the weightings described above.

     Policy on Deductibility of Compensation. Effective January 1, 1994, Section 162(m) of the Code limits the Company's ability to deduct compensation paid to the Company's named executive officers in excess of $1,000,000 annually, unless such compensation is paid pursuant to a performance-based plan. Based upon its review of the proposed regulations issued in December 1993 and December 1994 by the Internal Revenue Service under Section 162(m) of the Code, the Committee currently expects that all compensation paid to executive officers during 1994 will be deductible by the Company for federal income tax purposes in accordance with the transitional rules stated in such proposed regulations.

     With regard to future executive compensation, the Committee's policy is to take actions which it deems to be in the best interests of the Company and its shareholders including, where appropriate, maximizing the tax-efficiency of the Company's executive compensation programs. Accordingly, not all executive compensation may qualify for tax deductibility under Section 162(m) of the Code if the Committee determines that the interests of the Company and its shareholders are better served by a compensation program that does not meet all of the criteria for deductibility under Section 162(m).

     To maximize the amount of deductions allowable to the Company under Section 162(m) of the Code in 1995 and future years, the Committee currently intends to make required changes to the Company's executive compensation plans, to obtain all necessary shareholder approvals and to establish the requisite performance standards. The Midlantic Incentive Stock and Stock Option Plan (1995) and amendments to the Midlantic Annual Incentive and Bonus Plan are being presented to the shareholders for approval at the Annual Meeting and include provisions required pursuant to Section 162(m).

     This report has been submitted by the Executive Compensation Committee of the Board of Directors:

                                        Fred R. Sullivan, Chairman
                                        Charles E. Ehinger
                                        William E. McKenna
                                        Ernest L. Ransome, III
                                        Harold L. Yoh, Jr.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Dow Jones Eastern Regional Banks Index for the five years beginning January 1, 1990 through December 31, 1994. For purposes of the graph, it is assumed that the value of the investment in the Company's Common Stock and each index was 100 on January 1, 1990 and that all dividends were reinvested.


              ----Graphical Representation of Data Table Below----

- --------------------------------------------------------------------------------
                                     1989   1990    1991    1992    1993    1994
- --------------------------------------------------------------------------------
Midlantic Corporation ............   $100    $17    $ 16    $ 69    $ 88    $ 93
- --------------------------------------------------------------------------------
S&P 500(R) .......................   $100    $97    $126    $136    $150    $152
- --------------------------------------------------------------------------------
Dow Jones Eastern Regional
  Banks Index(R) .................   $100    $56    $103    $149    $156    $150
- --------------------------------------------------------------------------------
                                                Source: GEORGESON & COMPANY INC.

Director Compensation

     The directors of the Company (other than officers of the Company or its subsidiaries) were paid directors' fees by the Company for 1994 as follows:
$10,000 annual retainer; $750 for each Board of Directors meeting attended; $750 for each Executive Committee meeting attended; $500 for each Audit Committee meeting attended prior to May 1994 and $1,500 for each Audit Committee meeting attended after May 1994; $500 for each other meeting of a committee of the Board of Directors attended; and reimbursement of out-of-pocket expenses incurred in traveling to and from Board of Directors or committee meetings. During 1994, the chairman of the Audit Committee received a retainer of $3,000. In 1995, the annual retainer of the chairman of the Audit Committee will be $5,000. Directors receive meeting fees for attendance at meetings by telephone and for consent actions in lieu of a meeting. Directors of the Company (other than officers of the Company or any subsidiary) who serve as directors of subsidiaries of the Company received directors' fees in 1994 from those subsidiaries.

     In March 1995, the Board of Directors adopted an unfunded retirement plan for non-employee directors of the Company. Under the terms of the plan, a director who retires or dies on or after the attainment of 65 years of age and who has served as a director of the Company and, for periods before 1987, Midlantic Banks Inc. or Continental Bancorp, Inc. for a continuous period of at least five years is entitled to a retirement benefit equal to the annual retainer paid by the Company to its directors in effect on the date on which the director's service as a director terminates, times the number of continuous full years of service completed by the director, up to a maximum of ten years.

Interest of Management in Certain Transactions

     Some of the Company's current directors and executive officers, corporations of which they are executive officers or shareholders and partnerships of which they are members or limited partners, have had transactions in the ordinary course of business with the Company and its subsidiaries, including borrowings from its subsidiary banks, all of which borrowings were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1994, the Company and its subsidiaries paid legal fees to Blank, Rome, Comisky & McCauley (of which firm Mr. Girard-diCarlo is a member) for legal services rendered to the Company and its subsidiaries. The Company and its subsidiaries expect to continue to use the services of this law firm in 1995.

     The Company and its subsidiaries paid legal fees in 1994 to Kania, Lindner, Lasak & Feeney (of which firm Mr. Kania is a member) for legal services rendered to the Company and its subsidiaries. The Company and its subsidiaries expect to continue to use the services of this law firm in 1995.

     Midlantic Bank, N.A. ("Midlantic Bank"), the wholly-owned subsidiary of the Company, has entered into an agreement with K. Hovnanian Mortgage, Inc. which provides that Midlantic Bank will purchase up to $5.0 million of residential mortgage loans to low and moderate income individuals originated by K. Hovnanian Mortgage, Inc., provided that the mortgage loans conform to specific underwriting guidelines set forth in the agreement. The agreement also provides that, upon the occurrence of certain events, K. Hovnanian Mortgage, Inc. will repurchase any such loan, including any loan which is past due for 60 days or more within one year of its origination date. Midlantic Bank did not purchase any loans pursuant to this agreement during 1994. K. Hovnanian Mortgage, Inc. is a subsidiary of Hovnanian Enterprises, Inc., of which Mr. Hovnanian is Chairman of the Board and Chief Executive Officer and Mr. McDonald is a director.

     In April 1994, Midlantic Bank consummated a bulk sale of land acquired through foreclosure and non-performing loans collateralized primarily by mortgages encumbering land pursuant to an agreement with The Athena Group, LLC for an aggregate purchase price of approximately $18 million. The Athena Group, LLC assigned its rights to take title to the assets to Athena Portfolio Investors, L.P. The Parthenon Group, Inc., a wholly-owned indirect subsidiary of Hovnanian Enterprises, Inc., is a limited partner of Athena Portfolio Investors, L.P., holding a limited partnership interest of approximately 22%. Neither Mr. Hovnanian, Hovnanian Enterprises, Inc. nor The Parthenon Group, Inc. participated in the negotiation of the transaction.

     During 1994, McBride Realty Services, Inc., a company of which Mr. McBride is chief executive officer and in which Mr. McBride and members of his family own an aggregate of 46% of the equity interests, provided real estate advisory services to and managed real estate owned by subsidiaries of the Company for which McBride Realty Services, Inc. received an aggregate of $89,955. It is expected that McBride Realty Services, Inc. will continue to provide real estate advisory services to and manage real estate for subsidiaries of the Company in 1995.

     During 1994, Midlantic Bank sold two minority interests in single-family building lots to Urban Farms, Inc., the owner of the majority interest in the lots, of which Mr. McBride is a principal. The bank's minority interests were sold for a net aggregate purchase price of $45,000, after deducting approximately $115,000 owed by the bank to Urban Farms, Inc. in unfunded subdivision costs and unpaid taxes.

     The Company believes the terms of the transactions with affiliated companies of Messrs. Hovnanian and McBride to be comparable to those which could have been obtained from unaffiliated parties.

     See also the transactions disclosed under the heading "Compensation Committee Interlocks and Insider Participation" above.

                   RATIFICATION OF DESIGNATION OF ACCOUNTANTS

     The Board of Directors of the Company, on the recommendation of its Audit Committee, has designated Coopers & Lybrand as independent public accountants to audit the books, records and accounts of the Company and its subsidiaries for the year 1995. The Board of Directors will offer a resolution at the Annual Meeting to ratify that designation. If the shareholders do not ratify the designation, the Board of Directors will reconsider its designation. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE DESIGNATION OF ACCOUNTANTS.

                     PROPOSAL TO APPROVE AMENDMENTS TO THE
                   MIDLANTIC ANNUAL INCENTIVE AND BONUS PLAN

General

     The Executive Compensation Committee has adopted, subject to shareholder approval, amendments to the Midlantic Annual Incentive and Bonus Plan (the "Annual Plan"). The Annual Plan provides for the payment of cash bonuses and other incentive compensation on an annual basis to key employees of the Company and its subsidiaries and is designed to encourage key employees to remain in the employ of the Company and to increase the personal interest of key employees in the continued success and progress of the Company. Shareholder approval of the amendments to the Annual Plan is recommended by the Board of Directors in order to permit the Company to maintain the tax-deductible status of compensation paid pursuant to the Annual Plan in accordance with the requirements of Section 162(m) of the Code. As amended, the Annual Plan has been designed and will be administered to provide performance-based incentives as contemplated by Section 162(m). Features of the amended Annual Plan are outlined below, but the outline is qualified in its entirety by reference to the full text of the Annual Plan, as amended, attached as Exhibit A hereto.

Administration

     The Committee has the authority to determine the key employees who will participate in the Annual Plan, the amount available for annual incentive compensation awards, performance criteria for each plan year, whether such performance criteria have been attained, the terms and conditions, if any, of the annual incentive compensation awards and, subject to the Annual Plan's limitation with respect to the maximum award that may be paid to a Covered Employee, the allocation of annual incentive compensation among key employees. The Committee may also determine to award incentive compensation pursuant to the Annual Plan in the form of stock awards, recognition shares or stock options ("stock based compensation"), in which case such stock based compensation shall be paid under, subject to and in all respects consistent with the 1986 Plan or any similar plan of the Company, including, if approved by the shareholders, the Midlantic Incentive Stock and Stock Option Plan (1995). See "Proposal to Approve the Midlantic Incentive Stock and Stock Option Plan (1995)".

     The Committee may delegate its duties, responsibilities and powers under the Annual Plan to an officer or officers of the Company; provided, however, that the Committee may not delegate to an officer any determination with respect to the officer's own compensation under the Annual Plan or with respect to the establishment or achievement of performance criteria. The Annual Plan may be amended, suspended or discontinued at any time by the Board of Directors or the Committee.

Eligibility

     The key employees eligible to participate in the Annual Plan will be chosen on an annual basis by the Committee in its sole discretion. Although it is not possible to determine the exact number of key employees that will participate in the Annual Plan each year, the Committee currently expects that approximately 450 key employees will participate on an annual basis.

Awards to Covered Employees

     The Annual Plan, as amended, provides that the award payable in any plan year to a Covered Employee must be based upon the achievement by the Company of a threshold level of net income. For these purposes, "net income" means the net income of the Company as determined under generally accepted accounting principles, excluding the net of tax impact of certain non-recurring events. The Committee will establish the threshold level of net income for each plan year prior to the beginning of each plan year (or prior to such later date as may be permitted by regulations issued by the Internal Revenue Service for purposes of Section 162(m) of the Code). The award to any Covered Employee for each plan year may not exceed one (1%) percent of the Company's net income for such plan year. The Committee may, in its sole discretion, reduce or eliminate an award for a Covered Employee notwithstanding the achievement of a specified performance target. No payments will be made to Covered Employees under the Annual Plan, as amended, unless the amendments are approved by the shareholders.

     For purposes of the Annual Plan, for any plan year, a Covered Employee is the Company's chief executive officer and the four highest compensated officers of the Company as of the last day of such plan year. In its sole discretion, the Committee may also determine to apply the performance criteria to key employees who are not Covered Employees for purposes of the Annual Plan.

New Plan Benefits Table

     The amount of annual incentive compensation to be awarded in the future pursuant to the Annual Plan cannot be determined at this time. In 1994, as described in the Committee's Report on Executive Compensation, the Committee established performance criteria and administered the Annual Plan in the manner contemplated by the amendments to the Annual Plan described under the heading "Awards to Covered Employees" above. The following table presents information concerning cash awards paid in 1994 pursuant to the Annual Plan to the persons and groups listed below. There would not have been any material difference in the amount of these awards had the amendments to the Annual Plan been in effect during 1994.

                   Midlantic Annual Incentive and Bonus Plan

Name and Position                                                  Dollar Value
- -----------------                                                  ------------
Garry J. Scheuring ..............................................   $  575,000
  Chairman of the Board, President & Chief Executive Officer

Howard I. Atkins ................................................      225,000
  Executive Vice President & Chief Financial Officer

James J. Lynch ..................................................      135,000
  Executive Vice President

Alfred J. Schiavetti, Jr. .......................................      230,000
  Executive Vice President & Chief Credit Officer

Alan M. Silberstein .............................................      225,000
  Executive Vice President & Director of Retail Banking

Executive Officer Group .........................................    2,085,000

Non-Executive Officer Employee Group ............................    5,050,700

     The Board of Directors believes the amendments to the Annual Plan are in the best interests of the shareholders. Among other things, approval by the shareholders of the amendments will permit the Company to take full deductions of annual incentive compensation paid to certain key employees for federal income tax purposes under Section 162(m) of the Code. The amendments will also formalize the performance criteria applied by the Executive Compensation Committee in 1994 for the payment of annual incentive compensation. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE ANNUAL PLAN.

                 PROPOSAL TO APPROVE THE MIDLANTIC CORPORATION
                  INCENTIVE STOCK AND STOCK OPTION PLAN (1995)

General

     The Midlantic Incentive Stock and Stock Option Plan (1995) (the "1995 Plan") was adopted, subject to shareholder approval, by the Board of Directors on March 22, 1995. The purpose of the 1995 Plan is to provide to key employees of the Company an equity-based incentive to maintain and enhance the performance and profitability of the Company and, through the payment of equity-based compensation, to align the interests of the recipients of the compensation with the interests of the shareholders of the Company. It is the further purpose of the 1995 Plan to permit the granting of deferred cash incentive awards that may constitute performance-based compensation for named executive officers as described under Section 162(m) of the Code. (See discussion of "Certain Federal Income Tax Consequences" below.) The 1995 Plan provides, in general, for grants of options, restricted stock awards, recognition shares and deferred cash incentive awards (collectively referred to as "Awards"). The 1995 Plan is intended to replace the 1986 Plan, which will expire on December 31, 1995. The Company may, however, continue to make grants of stock options or awards pursuant to the 1986 Plan until such date.

     The following is a summary of the proposed features of the 1995 Plan, which is qualified in its entirety by reference to the 1995 Plan, a copy of which is annexed hereto as Exhibit B. Capitalized terms not otherwise defined in this summary shall have the meanings given to them in the text of the 1995 Plan.

Administration

     The 1995 Plan is administered by the Executive Compensation Committee. Under the terms of the 1995 Plan, the Committee has the authority to: (i) exercise all of the powers granted to it under the 1995 Plan; (ii) construe, interpret and implement the 1995 Plan and any Award agreements executed pursuant to the 1995 Plan; (iii) prescribe, amend and rescind rules relating to the 1995 Plan; (iv) make any determination necessary or advisable in administering the 1995 Plan; and (v) correct any defect, supply any omission and reconcile any inconsistency in the 1995 Plan. Determinations of the Committee on all matters relating to the 1995 Plan or any Award agreement shall be conclusive.

Shares Reserved

     Subject to adjustments for certain changes in the number of issued shares of Common Stock, a total of 3,000,000 shares of the Company's Common Stock shall be available for issuance under the 1995 Plan; provided, however, that a person eligible for Awards under the 1995 Plan may not be granted options under the 1995 Plan covering a total of more than 300,000 shares of Common Stock during any 24-month period. As a further limitation, the total number of shares of Common Stock with respect to which restricted stock and recognition share awards may be granted under the 1995 Plan shall not exceed 600,000. Shares of Common Stock delivered under the 1995 Plan may be either authorized and unissued shares or treasury shares. As of March 20, 1995, the closing price of the Company's Common Stock as reported on The Nasdaq Stock Market(SM) was $34.00 per share.

Eligibility

     Awards under the 1995 Plan may be made to any employee of the Company or any of its Subsidiaries deemed by the Committee to be a key employee. Although it is not possible to determine the exact number of key employees that will participate in the 1995 Plan, based upon the criteria used by the Committee in 1994 in connection with the grant of options under the 1986 Plan, the Commit-tee currently expects that approximately 200 key employees will be eligible to participate in the 1995 Plan.

Types of Awards

     Options. The 1995 Plan provides for the grant of incentive stock options as described in Section 422 of the Code ("Incentive Stock Options") or other options not described in Section 422 of the Code ("Nonqualified Stock Options") on such terms as the Committee may determine. The exercise price of options (the "Option Price") may not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

     Each option shall be exercisable during such period as determined by the Committee, but in no event later than ten years after the date of grant. To exercise an option, the optionee must deliver to the Company written notice of exercise and payment of the purchase price. The 1995 Plan permits payment to be made: (i) in cash; (ii) in shares of Common Stock owned by the optionee; (iii) by the optionee's written authorization to charge a deposit account maintained by the optionee with a banking institution subsidiary of the Company; (iv) through the simultaneous sale through a broker of shares of unrestricted Common Stock acquired on exercise; or (v) any combination of the foregoing.

     Subject to certain exceptions for death, disability, retirement and termination following a change of control set forth in the 1995 Plan, and such other exceptions as may be made by the Committee, an optionee will forfeit all unexercised options 60 days after the optionee's termination of employment and immediately if the termination was for cause.

     Restricted Stock and Recognition Shares. The Committee may award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("restricted stock"). The vesting of an Award of restricted stock may be conditioned upon the completion of a specified period of employment with the Company or any Subsidiary and/or such other conditions as the Committee may determine. The Committee may also grant shares of Common Stock which are free from restrictions ("recognition shares"). Recognition shares may be granted alone or in tandem with other Awards and may be issued in lieu of or in addition to a cash bonus under the terms of the Annual Plan. If recognition shares are to be granted in lieu of or in addition to a cash bonus under the terms of the Annual Plan, the grant of such shares will be conditioned upon the achievement by the Company of a threshold level of net income. See "Proposal to Approve Amendments to the Midlantic Annual Incentive and Bonus Plan--Awards to Covered Employees".

     Payment of any purchase price for shares of restricted stock or recognition shares shall be made under such terms as are determined by the Committee.

     Deferred Cash Incentive Awards. The Committee may, upon such terms and conditions as it may determine, grant deferred cash incentive awards under the 1995 Plan, in tandem with all or any part of an option granted under the 1995 Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option. Such deferred cash incentive awards would be granted by the Committee generally for the purpose of encouraging an increase in management's equity interests in the Company by providing to the executive cash which would enable the executive to exercise options without having to liquidate shares of Common Stock to pay the option exercise price and applicable taxes. The recipient of a deferred cash incentive award shall, subject to the terms of the 1995 Plan and the applicable Award agreement, have the right to receive from the Company, upon the exercise of the related option, an amount of cash equal to the exercise price of the related option plus all federal, state and local taxes, computed at the highest applicable tax rates, attributable to the exercise of the related option but not more than any limit on such award determined by the Committee on the date of grant; provided, however, that the total of any deferred cash incentive award(s) payable in any given year under the 1995 Plan to an award recipient shall not exceed the lesser of 200% of the recipient's highest base salary in effect during that year or $1,500,000. In no circumstances may a deferred cash incentive award be applied to any purpose other than payment to the Company of the exercise price of a properly exercised related option or the payment of taxes attributable to the exercise of the related option or the receipt of the deferred cash incentive award.

     Each deferred cash incentive award shall be subject to the Company's achievement of a minimum targeted level of fully diluted net income per share, which target shall be established by the Committee prior to the date on which the deferred cash incentive award is granted. For purposes of the 1995 Plan, "net income" means the net income of the Company as determined under generally accepted accounting principles, excluding the net of tax impact of certain non-recurring events. Each deferred cash incentive award is also subject to the further condition that the Fair Market Value per share of the Common Stock is greater than the option exercise price per share of the related option on the date the performance target is achieved or, if not, on the first anniversary of the date on which the performance target is achieved.

Non-transferability

     No Award granted under the 1995 Plan shall be assignable or transferable by the recipient other than by will or the laws of descent and distribution, and all rights thereunder may be exercised, during the recipient's lifetime, only by the recipient.

Adjustments of Awards

     The Committee may make an equitable adjustment to the maximum number of shares of Common Stock that may be issued under the 1995 Plan, the maximum number of options that may be granted to any one person in any year, the number of shares subject to Awards, the number of shares that may be issued as restricted stock and recognition shares and the exercise price of options issued under the 1995 Plan for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments or the payment of a stock dividend or other change in such shares of Common Stock effected without receipt of consideration by the Company. Fractional shares resulting from any such adjustment shall be eliminated. No such adjustment shall be made in a manner which causes an Incentive Stock Option to fail to continue to qualify under Section 422 of the Code.

Amendment and Termination of the 1995 Plan

     The Board of Directors may from time to time in its discretion amend or terminate the 1995 Plan, except that no such amendment or termination shall impair any rights under any Award made prior to the amendment's effective date without the consent of the award recipient and provided that no such amendment shall, without shareholder approval: (i) materially increase benefits accruing to award recipients; (ii) increase the maximum number of shares available under the 1995 Plan; (iii) increase the maximum number of shares with respect to which options may be granted to any person in any 24-month period; (iv) materially increase the maximum number of shares that may be granted as restricted stock or recognition shares; (v) materially modify the class of employees eligible to receive Awards; (vi) provide for the grant of stock options having an exercise price of less than 100 percent of the Fair Market Value per share of Common Stock on the date of grant; (vii) change the performance criteria for, or increase the maximum amount of, deferred cash incentive awards; or (viii) extend the term of the 1995 Plan beyond December 31, 2004. The 1995 Plan shall terminate on December 31, 2004 or on such earlier date as the Board of Directors may determine.

Certain Federal Income Tax Consequences

     The following summary generally describes the principal federal (and not state and local) income tax consequences of options granted under the 1995 Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular 1995 Plan participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters ("Treasury Regulations") are complicated and their impact in any one case may depend upon the particular circumstances. Each recipient of an option under the 1995 Plan should consult the recipient's own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the 1995 Plan. This discussion is based on the Code as currently in effect.

     If an option is granted to an optionee in accordance with the terms of the 1995 Plan, no income will be recognized by such optionee at the time the option is granted.

     Generally, on exercise of a Nonqualified Stock Option, the amount by which the Fair Market Value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the optionee as ordinary income, and will be deductible for tax purposes by the Company in the year in which the optionee recognizes the ordinary income. The disposition of shares acquired upon exercise of a Nonqualified Stock Option under the 1995 Plan ordinarily will result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Nonqualified Stock Option.

     Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") generally requires officers, directors and ten percent shareholders of the Company to disgorge profits from buying and selling the Company's Com-mon Stock within a six-month period. In the case of optionees who are subject to these rules, generally, unless such optionees elect otherwise, the relevant date for measuring the amount of ordinary income to be recognized upon the exercise of a Nonqualified Stock Option will be the later of: (i) the date the six-month period following the date of grant lapses; and (ii) the date of exercise of the Nonqualified Stock Option.

     Generally, on exercise of an Incentive Stock Option, an optionee will not recognize any income and neither the Company nor any of its Subsidiaries will be entitled to a deduction for tax purposes. However, the difference between the purchase price and the Fair Market Value of the shares of Common Stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the optionee to the alternative minimum tax. Upon the disposition of shares acquired upon exercise of an Incentive Stock Option under the 1995 Plan the optionee will ordinarily recognize long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the optionee disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the optionee will recognize ordinary income, and the Company (or one of its Subsidiaries) will be entitled to a deduction for tax purposes, in the amount of the excess of the Fair Market Value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the optionee on the disqualifying disposition over the Fair Market Value of the shares on the date of exercise of the Incentive Stock Option will ordinarily constitute capital gain. In the case of an optionee subject to the Section 16(b) restrictions discussed above, the relevant date in measuring the optionee's ordinary income and the Company's tax deduction in connection with any such disqualifying disposition will normally be the later of: (i) the date the six-month period after the date of grant lapses; or (ii) the date of exercise of the Incentive Stock Option.

     If, in any year after 1993, a Covered Employee's total compensation from the Company (including compensation related to 1995 Plan options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by the Company under Section 162(m) of the Code. Covered Employees are generally the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. It is intended that compensation realized upon the exercise of an option granted under the 1995 Plan will be regarded as "performance-based" under
Section 162(m) of the Code and that such compensation may be deductible without regard to the limits of Section 162(m) of the Code.

     If an option is exercised through the use of Common Stock previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an Incentive Stock Option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an Incentive Stock Option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income in the amount described above. If an otherwise qualifying Incentive Stock Option first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Stock Option.

     The Company may be required to withhold tax on the amount of income recognized by an optionee upon exercise of a Nonqualified Stock Option.

Shareholder Approval Required

     Approval of the 1995 Plan by shareholders is required in order for stock options and deferred cash incentive awards granted under the 1995 Plan to meet the requirements of Section 162(m) of the Code; for Incentive Stock Options to meet the requirements of Section 422 of the Code; and for Awards granted under the 1995 Plan to persons potentially liable under Section 16(b) of the Exchange Act to be exempt from such liability under Exchange Act Rule 16b-3.

New Plan Benefits Table

     The amount of annual incentive compensation to be awarded in the future pursuant to the 1995 Plan cannot be determined at this time. In 1994, as described in the Committee's Report on Executive Compensation, the Committee authorized grants of stock options to key employees of the Company pursuant to the 1986 Plan. The following table presents information concerning stock options granted in 1994 pursuant to the 1986 Plan to the persons and groups listed below. There would not have been any material difference in the amount of these grants had they been made pursuant to the 1995 Plan. No stock awards or cash awards were granted under the 1986 Plan in 1994.

                                                                       No. of
Name and Position                                                 Shares Awarded
- -----------------                                                 --------------
Garry J. Scheuring .............................................     150,000
  Chairman of the Board, President & Chief Executive Officer

Howard I. Atkins ...............................................      60,000
  Executive Vice President & Chief Financial Officer

James J. Lynch .................................................      50,000
  Executive Vice President

Alfred J. Schiavetti, Jr. ......................................      60,000
  Executive Vice President & Chief Credit Officer

Alan M. Silberstein ............................................      60,000
  Executive Vice President & Director of Retail Banking

Executive Officer Group ........................................     617,000

Non-Executive Officer Employee Group ...........................     491,000

     The Board of Directors believes the adoption of the 1995 Plan is in the best interests of the shareholders. Among other things, the 1995 Plan will provide to the Company a structure within which to pay equity-based compensation to key employees and will tend to encourage the retention of equity ownership of the Company by key employees, both of which will tend to align the interests of such employees with the interests of the shareholders. In addition, approval of the 1995 Plan will permit the Company in certain circumstances to take full deductions of certain awards to Covered Employees under the 1995 Plan for federal income tax purposes under Section 162(m) of the Code. THE BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1995 PLAN.

                              SHAREHOLDER PROPOSAL
                               (Theodore J. Cole)

     Mr. Theodore J. Cole, of 24 Alyson Place, Bloomfield, New Jersey 07003, a record owner of 2,100 shares of Common Stock as of the Record Date, has submitted the following proposal and supporting statement:

          RESOLVED: The shareholders of Midlantic recommend the Board of Directors take the necessary steps to institute a salary and compensation ceiling for all executives or directors of Midlantic, which is more than two times the salary paid to our President of the United States, that is, NO MORE THAN $400,000.

          REASONS: There is no corporation which exceeds the size and complexity of operation of our government of which the President is the C.E.O. Even most government agencies far exceed the size, as measured by personnel and budget, of most private corporations. The President now receives $200,000; even heads of agencies and members of Congress are paid somewhat in excess of $100,000. The recommended ceiling is sufficient TO MOTIVATE any person to do his best.

          While the duties of the President are not comparable to those of senior executive officers (the President has a more demanding job), and while the President has other compensations, I use his salary only as a reference point for shareholders to consider as they evaluate this resolution.

          Officers of public corporations are the EMPLOYEES AND NOT OWNERS, except as they may be shareholders in common with other stockholders. Yet, officers give the appearance that they run the corporation primarily for their benefit rather than for us shareholders. They drain away millions of dollars in salary, stock options and numerous perquisites. When more than this ceiling is taken, it is an unconscionable expression of greed and abuse of power with no evidence of Democracy . . . like the House of Lords and we "serfs" had our dividends omitted these last few years.

          These obscene compensation packages illustrate the power of Board of Directors, a closed group which perpetuates itself and directs who is to be an officer of the company and compensation. There is a general perception in the United States that corporation officials are grossly overpaid. There is no shortage of qualified people who would gladly step in and do as good job, IF NOT BETTER, than the incumbent officer of the company and without hesitation serve within the pay ceiling.

          At the last annual meeting, two shareholders made lengthy pleas for downsizing compensation, a newer choice of directors rather than the ole' boys club that put the bank in financial crisis and is still liable for payment of a golden parachute--the list of topics was endless. We have to become more competitive as other companies are reducing salaries and with millions of people in poverty, it is unconscionable to see this disparity in pay. Bank employees must feel betrayed as well as we shareholders. Seniors, ask yourself did you earn one million dollars after working 40 years? Nearly FIVE MILLION shares were voted last year for my downsizing
                   ------------
     resolution.

            STATEMENT IN OPPOSITION TO PROPOSAL OF THEODORE J. COLE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The Board of Directors of the Company reviews the compensation of the Company's directors and executive officers in light of market conditions, the Company's financial performance and other factors. The Board of Directors believes that competitive compensation levels are necessary to attract and retain qualified directors and management and to provide appropriate performance incentives to the Company's executive officers.

     The Board of Directors believes that the Company's executive officer compensation program, which has allowed the Company to attract and retain talented, experienced management, is responsible, at least in part, for the Company's improved financial position, including a substantial improvement in asset quality and the restoration of dividend payments on the Company's Common Stock. The Board of Directors further believes that compensation policies which attract and retain qualified directors and management are in the best interests of the shareholders because qualified management and a qualified board of directors are integral to enabling the Company to achieve its performance goals.

     The Board of Directors therefore believes that inflexible requirements regarding compensation, such as that contemplated by the foregoing shareholder proposal, will hinder its ability to manage the Company for the best interests of the shareholders and that the Board of Directors should retain discretion with respect to the compensation of the Company's management.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

                              SHAREHOLDER PROPOSAL
                                (Richard A. Ash)

     Mr. Richard A. Ash, of 1612 Latimer Street, Philadelphia, Pennsylvania 19103, a record owner of 851.3303 shares of Common Stock as of the Record Date, has submitted the following proposal and supporting statement:

                              Shareholder Proposal
                              --------------------

     Resolved that Midlantic Corporation (Midlantic) adopt the following policy:

          That no lawyer shall be selected for the Midlantic slate of endorsed candidates for director that either directly or indirectly derives any compensation from any law firm that provides legal services to Midlantic.

                               Reasons In Support
                               ------------------

     Board Members have the duty of undivided loyalty to Midlantic. There is an ample pool of candidates qualified to serve on Midlantic's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to Midlantic raise questions of conflict of interest including:

          1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

          2. Can such a director be relied on to prudently limit top managements salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to Midlantic?

     Midlantic has a history of Lawyer directors whose law firms provide legal services to Midlantic. The proponent of this resolution has asked the Midlantic Board and its chief executive to stop this practice at a number of recent annual meetings without success. Midlantic shareholders should vote for this resolution.

             STATEMENT IN OPPOSITION TO PROPOSAL OF RICHARD A. ASH

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The Board of Directors believes that the proponent's proposal seeks to impose an arbitrary and unnecessary policy relating to director selection.

     The Nominating Committee of the Board of Directors selects as nominees only those persons whom the Nominating Committee believes are well qualified to serve as directors. Prior to making a nomination, the Nominating Committee weighs, on a case by case basis, the potential contribution it believes a nominee will make to the Company. The Board of Directors of the Company believes that the proposal seeks to impose arbitrary and unnecessary restrictions on the Nominating Committee's exercise of its responsibilities with respect to the selection of directors and, if adopted, would deny to the Company and its shareholders the benefits of the business experience and extensive expertise as banking directors of two of the current members of the Board.

     As reflected by this year's slate of nominees, the Company's Board of Directors consists of members from a variety of occupational backgrounds. Of the 15 nominees, 14 are not officers of the Company and only two of such non-officer nominees are lawyers whose firms are among the many law firms that provide legal services to the Company. The Board of Directors believes that the clear preponderance of "outside" directors effectively eliminates the possibility that any conflict of interest possessed by one or more directors would interfere with the business judgment of the Board as a whole.

     The Board of Directors believes that the proposal, which seeks to impose rigid eligibility requirements, is not in the best interests of the shareholders of the Company since such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

                              SHAREHOLDER PROPOSAL
                               (Michael D. Topf)

     Mr. Michael D. Topf, of Rosemont Plaza, 1062 Lancaster Avenue, Suite 1, Rosemont, Pennsylvania 19010, a record owner of 306.8134 shares of Common Stock as of the Record Date, has submitted the following proposal and supporting statement:

Resolution

     Be it resolved:

          That there shall be term limits for members of the Board of Directors of Midlantic Bank Corporation and such term limit shall be no longer than six years. Be it also resolved that the implementation of this resolution take effect upon the date of the next annual shareholders meeting.

Shareholders Supporting Statement

     Midlantic has a history of having an unlimited term of service for the members of the Board of Directors. This practice allows board members to continue to serve regardless of their performance in terms of advising and guiding the executive branch of Midlantic.

     The trend in this country today in both the Senate and Congress, as well as, in the private sectors, is to limit terms of service, to allow for a change of leadership with new expertise, ideas, and perspectives of what will support our directions and ensure our viability, growth, and return on investment.

     This resolution is consistent with the trend in this country to limit terms of members of Congress, Senate, and other governing boards. I believe that it will allow for the bank to be guided by a continual infusion of new people bringing in new ideas and expertise which will empower the board in their strategic planning and financial and business decision making processes. This, of course, will be for the benefit of themselves, the employees, and share-holders, as well as to our bank customers by providing the soundest investments of our resources, as well as, the highest quality services available.

             STATEMENT IN OPPOSITION TO PROPOSAL OF MICHAEL D. TOPF

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The Board of Directors believes the proposal to be contrary to the best interests of the shareholders. Requiring directors to leave the Board after six years of service would have the effect of denying to the shareholders the benefit of directors' continuity of service, particularly through varied business cycles, and in many cases, will cause directors to leave the Board without the opportunity to oversee the implementation of their own business decisions. The Board of Directors also believes that term limits could encourage members of the Board to take a short-term view of the Company's business and prospects, rather than managing the Company for the long-term benefit of the shareholders.

     In addition, if adopted, the proposal would require the chief executive officer of the Company to terminate his or her membership on the Board of Directors after serving a six-year term, regardless of the chief executive officer's continued employment by the Company in that position. Such a result would eliminate from the Board the vote of the very person to whom the Board has entrusted the principal responsibility for the day-to-day management of the Company, a result which the Board of Directors believes is not in the best interests of the shareholders.

     Finally, the adoption of the proposal would, within one year, deny to the Company and its shareholders the benefit of the advice and counsel that Board members with long-standing experience and familiarity with the Company and its business can and do provide. If adopted, the proposal would require more than 60% of the incumbent nominees, including four of the five members of the Company's Audit Committee and the Chief Executive Officer, to leave the Board on or before the 1997 Annual Meeting of Shareholders. The aggregate loss to the Company and its shareholders of the continuity and expertise in the banking industry provided by these members, three of whom have each more than 25 years experience as bankers, would be irreparable.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

                             PRINCIPAL SHAREHOLDERS

     Management of the Company is unaware of any shareholder that beneficially owned more than 5% of the Common Stock as of December 31, 1994.

                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The Company has retained the services of a proxy solicitation agent, Corporate Investor Communications, Inc., to assist it in the soliciting of proxies principally from bank nominees and brokers at a cost of approximately $10,500 plus expenses.

     Management intends to bring no matters before the Annual Meeting other than those proposed by it as described in this Proxy Statement, but, if other matters are properly presented, the persons designated as proxies will vote the shares they represent as management may recommend. To be properly brought before the Annual Meeting, business must be (a) specified in the Notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the Annual Meeting by a shareholder. For business to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. All such notices must set forth as to each matter the shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of Common Stock which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. No business will be transacted at the Annual Meeting except in accordance with the foregoing procedures. The deadline for receipt of notice by a shareholder of business to be brought before the 1995 Annual Meeting of Shareholders was February 4, 1995. The date by which notice of business to be brought by a shareholder before the 1996 Annual Meeting of Shareholders must be received is February 4, 1996.

     Shareholder Proposals. If a shareholder of the Company wishes to have a proposal included in the Company's proxy statement for the 1996 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices by November 25, 1995.

     Midlantic Savings and Investment Plan. As of the Record Date, the Midlantic Savings and Investment Plan held shares of Common Stock which were credited to the accounts of participants in the Plan. Pursuant to the terms of the trust agreement under the Plan, participants are permitted to vote shares of Common Stock credited to their accounts under the Plan. A proxy marked "Common Stock Held in MSIP Only" will be provided to all participants in the Plan whose accounts contain Common Stock in order that they may vote these shares.

                              By Order of the Board of Directors,


                              JOHN M. SPERGER
                              Senior Vice President & Secretary

March 24, 1995

                                                                       EXHIBIT A
                             MIDLANTIC CORPORATION

                   Midlantic Annual Incentive and Bonus Plan

  (Approved July 21, 1993, amended December 21, 1994, amended March 13, 1995)

     1. The purpose of the Midlantic Annual Incentive and Bonus Plan (the "Plan") is to promote the success of Midlantic Corporation and its affiliated companies (collectively, the "Company") by providing an incentive, through the allocation and payment of cash bonuses and other incentive compensation on an annual basis ("incentive compensation"), to key employees of the Company, to encourage key employees to remain in the employ of the Company and to increase the personal interest of key employees in the continued success and progress of the Company.

     2. The following definitions are applicable to the Plan:

     "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

     "Covered Employee" means, with respect to any Plan Year, (i) the Company's Chief Executive Officer (or an individual acting in such capacity) and (ii) the four highest compensated officers of the Company (other than the Chief Executive Officer) as of the last day of such Plan Year, as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

     "Incentive Fund" means the amount available for incentive compensation awards under the Plan with respect to each Plan Year.

     "Net Income" means the net income of the Company for the applicable Plan Year as determined under Generally Accepted Accounting Principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets valuation reserve adjustments.

     "Plan Year" means the calendar year.

     3. The Plan shall be administered by the Committee. In administering the Plan, the Committee shall have the duties, responsibilities and powers set forth in the Plan.

     4. Subject to the express provisions of the Plan, the Committee shall determine from time to time the key employees for the purposes of the Plan,

          the amount of the Incentive Fund, if any, that shall be available for allocation and payment under the Plan to key employees,

          the performance criteria that should be achieved in order for incentive compensation to be paid,

          whether such performance criteria have been achieved,

          the allocation of incentive compensation among key employees,

          the manner and terms and conditions, if any, of payment of the incentive compensation, and all other matters with respect to the Plan.

     In so doing, the Committee shall make determinations with respect to the Company as a whole, and it may, to the extent the Committee deems it advisable, make determinations with respect to individual business units or functional areas of the Company, whether or not the business unit or functional area is constituted as a separate legal entity.

     5. Notwithstanding anything in the Plan to the contrary, to the extent that the Committee determines that any incentive compensation is to be paid in stock awards, recognition shares or stock options ("stock based compensation"), such stock based compensation shall be paid under, subject to, and in all respects consistent with, the Midlantic

Incentive Stock and Stock Option Plan (1986), the Midlantic Incentive Stock and Stock Option Plan (1995) or any other similar plan of the Company (a "Company stock plan") and any decision of the Committee with respect to stock based compensation shall be deemed to be made only under a Company stock plan and not pursuant to the Plan.

     6. Notwithstanding anything in the Plan to the contrary, the award under the Plan for any Plan Year to any participant who is a Covered Employee shall be determined on the basis of the achievement by the Company of a threshold level of Net Income ("performance target"). Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to apply the performance target for any Plan Year to one or more participants who are not Covered Employees. The Committee shall establish any such performance target in writing prior to the beginning of the Plan Year with respect to which the award will be made (or prior to such later date as may be prescribed by the Internal Revenue Service for purposes of section 162(m) of the Internal Revenue Code). The award to each Covered Employee for each Plan Year will be limited to a maximum of 1.0% of the Company's Net Income. The Committee may, in its discretion, reduce or eliminate an award for a Covered Employee, notwithstanding the achievement of a specified performance target. An award for a Plan Year to a Covered Employee may, in the discretion of the Committee, provide that in the event of the Covered Employee's termination of employment during the Plan Year for any reason, such award will be payable only (X) if the applicable performance target is achieved, and (Y) to the extent, if any, as the Committee shall determine. The Committee shall certify in writing prior to payment of any award pursuant to this paragraph 6 that the performance target established by the Committee was satisfied. Any award paid with respect to a Plan Year pursuant to this paragraph shall reduce the amount of the Incentive Fund available for distribution for such Plan Year.

     7. The Committee may delegate to a specified officer or officers of the Company any of its duties, responsibilities and powers under the Plan, provided that the Committee may not delegate to any officer any determination (i) with respect to such officer's own incentive compensation under the Plan or (ii) to be made pursuant to paragraph 6 of the Plan.

     8. All determinations under the Plan by the Committee (or by an officer or officers to whom the determination has been duly delegated) shall be conclusive and binding on all affected employees of the Company.

     9. The Plan may be amended, suspended or discontinued at any time by the Board or the Committee.

     10. The Plan and any action or determination taken hereunder shall not confer upon any employee the right to be retained in the employ of the Company or to continue to be a key employee for the purposes of the Plan.

     11. The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Company, nor shall it preclude the Board of Directors of the Company or a duly authorized committee or officers from authorizing or approving other forms of incentive compensation. In addition, to the extent other Company compensation plans or resolutions of the Board of Directors of Midlantic Corporation or of a board of directors of an affiliated company require additional authorizations and approvals for the payment of compensation, nothing in the Plan is intended to supersede those requirements.

                                                                       EXHIBIT B

                             MIDLANTIC CORPORATION

                  INCENTIVE STOCK AND STOCK OPTION PLAN (1995)

ARTICLE 1. GENERAL

     1.1 Purpose. The purpose of the Midlantic Incentive Stock and Stock Option Plan (1995) (the "Plan") is to provide to key employees of Midlantic Corporation (the "Company") and its Subsidiaries an equity-based incentive to maintain and enhance the performance and profitability of the Company and, through the payment of equity-based compensation, to align the interests of the recipients of the compensation with the interests of the shareholders of the Company. It is the further purpose of this Plan to permit the granting of certain awards that will constitute performance-based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     1.2 Administration.

     (a) The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. It is intended that the directors who serve on the Committee shall meet the definition of "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code section 162(m)) at the time of appointment and during the period of Committee service; however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

     (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     (c) The determination of the Committee on all matters relating to the Plan or any Award agreement shall be conclusive.

     (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

     1.3 Persons Eligible for Awards. Awards under the Plan may be made to such officers and other employees ("key personnel") of the Company or its Subsidiaries as the Committee shall select from time to time in its sole discretion.

     1.4 Types of Awards Under Plan.

     (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards, (iii) recognition shares (including but not limited to unrestricted stock awards), and (iv) deferred cash incentive awards, all as more fully set forth in Articles 2 and 3.

     (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

     (c) All options when granted are intended to be nonqualified stock options, unless the applicable Award agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion thereof) otherwise meets the Plan's requirements relating to nonqualified stock options.

     1.5 Shares Available for Awards.

     (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), the total number of shares of Common Stock issued under the Plan, including shares issued upon exercise of stock options shall not at any time exceed 3,000,000 shares.

     (b) In any twenty-four (24) month period, an individual eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 300,000 shares of Common Stock.

     (c) The total number of shares of Common Stock issued under the Plan as restricted stock and recognition share awards shall not at any time exceed 600,000 shares, subject to adjustments under Section 4.5.

     (d) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

     (e) Without limiting the generality of the foregoing, the Committee may, with the award recipient's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine; provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

     1.6 Definitions of Certain Terms.

     (a) "Change in Control" means (i) the ownership or acquisition, directly or indirectly, by any person (as defined below), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of beneficial ownership (as determined below) of securities of Midlantic representing 25% or more of the combined voting power of Midlantic's then outstanding securities; or (ii) during any period of two consecutive years, a change in composition of the Board of Directors of Midlantic so that 50% or less of the members of such Board are Continuing Directors; or (iii) approval by the shareholders of Midlantic (or, if no such shareholder approval is required, consummation) of a merger, consolidation, sale or similar transaction of Midlantic or any Principal Subsidiary with, into or to any other business entity, or a binding share exchange involving Midlantic's securities, other than any such transaction under this clause (iii) as a result of which the voting securities of Midlantic outstanding immediately prior thereto continue to represent at least 75% of the combined voting power of the voting securities of Midlantic outstanding immediately after such transaction, or (iv) approval by the shareholders of Midlantic of a plan of complete liquidation of Midlantic or of an agreement for the sale or disposition by Midlantic of all or substantially all of Midlantic's assets. A "Change in Control" shall not include, however, (A) any transaction pursuant to which the Federal Deposit Insurance Corporation provides assistance under Section 13 of the Federal Deposit Insurance Act or (B) any acquisition of an option or warrant to purchase Midlantic voting securities approved by the vote of more than 50% of the Continuing Directors in connection with a transaction referred to in clause (iii) above. For the purposes of the definition of "Change in Control" only, "person" shall have the meaning used in Sections 13(d) and 14(d) of the Act and "beneficial ownership" shall be determined pursuant to Rule 13d-3 under the Act.

     (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

     (c) "Continuing Director" means an individual who (i) at the beginning of the period for determining whether a Change in Control shall have occurred, was a member of the Board of Directors of Midlantic, (ii) was elected by such Board of Directors or (iii) was nominated by such Board of Directors for election by Midlantic shareholders, provided, that in the case of clauses (ii) and (iii), such election or nomination occurred by a vote of not less than two-thirds (2/3) of the Continuing Directors.

     (d) Except as otherwise determined by the Committee in its sole discretion, the "Fair Market Value" as of any date and in respect of any share of Common Stock shall be:

          (i) if the Common Stock is authorized for quotation on the National Market System of The Nasdaq Stock Market(SM)("NASDAQ/NMS") or is listed for trading on a national securities exchange other than the New York Stock Exchange, the closing price, regular way, of the Common Stock on NASDAQ/NMS or such exchange, as the case may be, or if no such reported sale of the Stock shall have occurred on such date on NASDAQ/NMS or such exchange, as the case may be, on the preceding date on which there was such a reported sale on NASDAQ/NMS or such exchange, as the case may be; or

          (ii) if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

          (iii) if the Common Stock is not authorized for quotation on NASDAQ/NMS or listed for trading on a national securities exchange, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market(SM)("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or

          (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated or such other source as the Committee shall select.

     (e) "Midlantic" means Midlantic Corporation, a New Jersey corporation, and its successors and assigns prior to a Change in Control having occurred.

     (f) "Net Income" means the net income of the Company for the applicable period as determined under generally accepted accounting principles, excluding
(a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets valuation reserve adjustments.

     (g) "Principal Subsidiary" means Midlantic Bank, National Association, its successors and assigns and any other Subsidiary designated by the Committee as a "Principal Subsidiary" for the purposes of the Plan.

     (h) "Subsidiary" means (i) Midlantic Bank, National Association, (ii) any other company (including without limitation a bank, a business corporation, a partnership, a limited liability company or a joint venture) 50% or more of the voting securities or other voting interests of which are directly or indirectly owned by Midlantic Corporation, (iii) such other companies, if any, as are designated as Subsidiaries by the Committee and (iv) the respective successors and assigns of Subsidiaries under clauses (i), (ii) and (iii).

     1.7 Agreements Evidencing Awards.

     (a) Options and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent the Committee may in its sole discretion deem necessary or desirable. Any such written agreements (i) shall contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) are referred to herein as "Award agreements."

     (b) Each Award agreement shall, to the extent applicable, set forth the number of shares of Common Stock subject to the award granted thereby.

     (c) Each Award agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the optionee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the option is granted.

ARTICLE 2. STOCK OPTIONS

     2.1 Grant of Stock Options. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

     2.2 Exercisability of Options. Subject to the other provisions of the Plan:

     (a) Exercisability Determined by Award Agreement. Each Award agreement shall set forth the period during which and the conditions subject to which the option evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

     (b) Partial Exercise Permitted. Unless the applicable Award agreement otherwise provides, and subject to any minimum amounts established by the Committee, an option granted under the Plan may be exercised from time to time as to all or part of the number of whole shares as to which such option shall then be exercisable.

     (c) Notice of Exercise; Exercise Date.

     (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment of the option exercise price in accordance with Section 2.4.

     (ii) Unless the applicable Award agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment in full of the option exercise price.

     2.3 Limitation on Exercise. Notwithstanding any other provision of the Plan, no Award agreement shall permit an option to be exercisable more than 10 years after the date of grant.

     2.4 Payment of Option Price.

     (a) Tender Due Upon Notice of Exercise. Unless the applicable Award agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full option exercise price for the shares being purchased.

     (b) Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

          (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

          (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

          (iii) by the optionee's written authorization to charge a deposit account maintained by the optionee with a banking institution subsidiary of the Company, provided that such account contains sufficient available funds therefor;

          (iv) if and to the extent provided in the applicable Award agreement or the rules and regulations of the Committee relating to the exercise of options, by delivery of previously acquired shares of Common Stock, owned by the optionee for at least six months, having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may, by rules and regulations, require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

          (v) by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale by the optionee (through a broker or selling agent other than the Company) of the Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, provided that the Committee may, by rules and regulations, require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2).

     (c) Issuance of Shares. As soon as practicable after receipt of full payment of the option exercise price, the Company shall, subject to the provisions of Sections 4.2 and 4.4 hereof, deliver to the optionee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

     2.5 Default Rules Concerning Termination of Employment. Subject to the other provisions of the Plan and unless the applicable Award agreement otherwise provides:

     (a) General Rule. All options granted to an optionee shall terminate upon the optionee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this
Section 2.5.

     (b) Termination for Cause. All options granted to an optionee shall terminate and expire on the day an optionee's employment is terminated for cause.

     (c) Termination other than for Cause, Disability or Death; Leaves of Absence. Except as otherwise provided in subsection (h) of this Section 2.5, if the optionee's employment terminates for reasons other than as provided in subsections (b), (d), (e) or (f) of this Section 2.5, the portion of options granted to such optionee which were exercisable immediately prior to such termination of employment may be exercised until the earlier of (i) 60 days after the optionee's termination of employment or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement; provided, that the Committee may, in its sole discretion, determine such other period for exercise in the case of an optionee whose employment terminates solely because the optionee's employer ceases to be the Company or a Subsidiary or the optionee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (x) whether any leave of absence shall constitute a termination of employment for purposes of the Plan, and (y) the impact, if any, of any such leave on outstanding awards under the Plan.

     (d) Disability. If an optionee's employment terminates by reason of disability (as determined by the Committee), all options held by the optionee on the date of termination, whether or not then exercisable, shall immediately become and be exercisable by the optionee until the earlier of (i) one year after the date on which the optionee's employment terminated or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

     (e) Retirement. If an optionee's employment terminates by reason of retirement (as defined in any pension plan maintained by the Company or any Subsidiary in which the optionee participates), the options exercisable by the optionee immediately prior to the optionee's retirement shall be exercisable by the optionee until the earlier of (i) three years after the optionee's retirement or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

     (f) Death Before Termination. If an optionee dies while employed by the Company or any Subsidiary, all options held by the optionee on the date of death, whether or not then exercisable, shall immediately become and be exercisable by the personal representative of the optionee's estate or by the person to whom such options pass under the optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the optionee's death or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

     (g) Death After Termination. If an optionee's employment terminates in the manner described in subsections (c), (d), (e) or (h) of this Section 2.5 and the optionee dies within the period for exercise provided for therein, the options exercisable by the optionee immediately prior to the optionee's death shall be exercisable by the personal representative of the optionee's estate or by the person to whom such options pass under the optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of one year after the optionee's death, or the date on which such options terminate or expire in accordance with the provisions of subsections (c), (d), (e) or (h) of this Section 2.5.

     (h) Termination Following a Change in Control. If an optionee's employment terminates for reasons other than as provided in subsections (b), (d), (e) or
(f) of this Section 2.5 within three years following a Change in Control, that portion of options granted to such optionee which were exercisable immediately prior to such termination of employment may be exercised until the later of (i) 60 days after the optionee's termination of employment, (ii) ten days after the date on which the optionee could sell the shares of Common Stock to be acquired upon exercise of such option without liability pursuant to Section 16(b) of the Act, and (iii) 200 days after the Change in Control shall have occurred, but in no event later than the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

     2.6 Acceleration of Vesting Upon a Change in Control. Notwithstanding anything to the contrary contained in the Plan or any Award agreement, all outstanding and unexercised stock options shall become immediately exercisable upon and after a Change in Control.


ARTICLE 3. AWARDS OTHER THAN STOCK OPTIONS

     3.1 Restricted Stock Awards.

     (a) Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards under the Plan or any other incentive plan maintained by the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the limitations set forth in Section 1.5(c). The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Subsidiary, and/or upon such other criteria as the Committee may determine in its sole discretion.

     (b) Payment. Each Award agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the award recipient with respect to such award. If an award recipient makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the award recipient following the forfeiture of such award on such terms and conditions as the Committee may determine.

     (c) Forfeiture upon Termination of Employment. Unless the applicable Award agreement otherwise provides or the Committee otherwise determines (which determination may be made at or after the date of grant and may apply retroactively to the date of termination), if an award recipient's employment terminates for any reason (including death) before all of his or her restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment.

     (d) Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the award recipient's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Award agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the award recipient until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Award agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the award recipient until such share has vested in accordance with the terms of such award. Subject to the provisions of Sections 4.2 and 4.4, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the award recipient one or more certificates for the Common Stock represented by such restricted stock award.

     (e) Award Recipients' Rights Regarding Restricted Stock. Unless the applicable Award agreement otherwise provides: (i) an award recipient may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

     3.2 Recognition Shares. The Committee may issue stock under the Plan, alone or in tandem with other awards under the Plan or any other incentive plan maintained by the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the limitations set forth in Section 1.5(c). Recognition shares may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. If recognition shares are granted as, or in payment of, all or a portion of a bonus under another incentive plan maintained by the Company or in connection with any such bonus, the performance-based criteria, if any, established with respect to such other incentive plan shall apply to the recognition shares and shall be satisfied prior to any such grant of recognition shares.

     3.3 Deferred Cash Incentive Awards.

     (a) Grant of Awards. Subject to the provisions of subsection (b) of this
Section 3.3, the Committee may grant a deferred cash incentive award in tandem with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, upon such terms and conditions as the Committee shall from time to time determine, subject to the terms of the Plan. The recipient of a deferred cash incentive award shall, subject to the terms of the Plan and the applicable Award agreement, have the right to receive from the Company, upon the exercise of the related option, an amount of cash equal to the exercise price of the related option plus all federal, state and local taxes, computed at the highest applicable tax rates, attributable to the exercise of the related option but not more than any limit on such award determined by the Committee on the date of grant. In no circumstances may a deferred cash incentive award be applied to any purpose other than payment to the Company of the exercise price of a properly exercised related option or the payment of taxes attributable to the exercise of the related option or the receipt of the deferred cash incentive award.

     (b) Limitations on Awards. Each deferred cash incentive award shall be subject to the Company's achievement of a minimum targeted level of fully diluted Net Income per share, which target shall be established by the Committee prior to the date on which the deferred cash incentive award is granted and shall be otherwise in accordance with the requirements of Code section 162(m). Each deferred cash incentive award shall also be subject to the further condition that the Fair Market Value per share of the Common Stock is greater than the option exercise price per share of the related option (i) at the end of the applicable period over which Net Income is to be measured or (ii) if the condition is not satisfied on the date specified in clause (i), on the first anniversary of the date specified in clause (i). Notwithstanding anything in this Section 3.3 to the contrary, the total of any deferred cash incentive award(s) payable in any given calendar year under the Plan to an award recipient shall not exceed the lesser of 200% of the recipient's highest base salary in effect during said year or $1,500,000.

     (c) Effect of Termination of Employment. Unless the applicable Award agreement otherwise provides or the Committee otherwise determines (which determination may be made at or after the date of grant), if an award recipient's employment terminates for any reason (including death) before all of his or her deferred cash incentive awards have vested, such awards shall terminate and expire upon such termination of employment.

ARTICLE 4. MISCELLANEOUS

     4.1 Amendment of the Plan; Modification of Awards.

     (a) Plan Amendments. The Board may, without shareholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the recipient of such award. Furthermore, except as and to the extent otherwise permitted by
Section 4.5, no such amendment shall, without shareholder approval:

          (i) materially increase the benefits accruing to award recipients under the Plan;

          (ii) increase the maximum number of shares which may be made subject to awards to an individual as options in any 24-month period;

          (iii) increase, beyond the amounts set forth in Section 4.5, the number of shares of Common Stock in respect of which awards may be issued under the Plan;

          (iv) materially increase the maximum number of shares which may be made subject to restricted stock awards or recognition shares;

          (v) materially modify the designation in Section 1.3 of the class of persons eligible to receive awards under the Plan;

          (vi) provide for the grant of stock options having an option exercise price per share of Common Stock less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant;

          (vii) extend the term of the Plan beyond the period set forth in
     Section 4.11; or

          (viii) change the performance criteria for, or increase the maximum amount of, deferred cash incentive awards set forth in Section 3.3(b).

     (b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 4.1(a)) and except as otherwise provided below, the Committee may amend outstanding Award agreements with any award recipient, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable, provided that Award agreements evidencing deferred cash incentive awards or recognition shares granted subject to performance-based criteria, shall not be amended to change any such performance-based criteria stated therein, and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that no modification having a material adverse effect upon the interest of an award recipient in an award shall be made without the consent of such award recipient.

     4.2 Restrictions.

     (a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

     (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the award recipient with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Subsidiary.

     4.3 Nontransferability. No award granted to any award recipient under the Plan shall be assignable or transferable by the award recipient other than by will or by the laws of descent and distribution. During the lifetime of the award recipient, all rights with respect to any award granted to the award recipient under the Plan or under any Award agreement shall be exercisable only by the award recipient.

     4.4 Withholding Taxes.

     (a) Whenever shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the award recipient remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever a deferred cash incentive award is exercised by a recipient, the Committee may, as a condition of its exercise, deduct therefrom, or from any salary or other payments due to the recipient, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

     (b) Without limiting the generality of the foregoing, (i) an award recipient may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the award recipient having a Fair Market Value (determined as of the date of such delivery by the award recipient) equal to all or part of the amount to be so withheld, provided that the Committee may, by rules and regulations, require, as a condition of accepting any such delivery, the award recipient to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the award recipient incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

     4.5 Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the number of shares of Common Stock that may be granted as restricted stock awards or recognition shares, the option exercise price of options theretofore granted under the Plan, and the amount payable, if any, by an award recipient in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     4.6 Right of Discharge Reserved. Nothing in the Plan or in any Award agreement shall confer upon any person the right to continue in the employment of the Company or a Subsidiary or affect any right which the Company or a Subsidiary may have to terminate the employment of such person.

     4.7 No Rights as a Shareholder. Except as otherwise provided below, no award recipient or other person shall have any of the rights of a shareholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him or her for such shares. Except as otherwise provided in
Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a recipient of an award which has not yet vested, the recipient shall have the rights of a shareholder of the Company if and only to the extent provided in the Plan or the applicable Award agreement.

     4.8 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the treatment of leaves of absence pursuant to Section 2.5(c), and (d) the acceleration of vesting requirements associated with awards.

     4.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Subsidiary or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     4.10 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

     4.11 Effective Date and Term of Plan.

     (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the shareholders of the Company.

     (b) The Plan shall terminate on December 31, 2004. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award agreement.

     4.12 Governing Law. The Plan shall be governed by the laws of the State of New Jersey.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 14 contains a description in tabular form of a graph entitled "Stockholder Return Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the Dow Jones Eastern Regional Banks Index for the period of five years commencing December 31, 1989 and ending December 31, 1994, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                 DIRECTIONS TO THE SHERATON AT WOODBRIDGE PLACE

                                 (908-634-3600)

NEW JERSEY TURNPIKE--EXIT 11--FOLLOW SIGNS TO WOODBRIDGE, RT. 9 NORTH. PROCEED ON RT. 9 NORTH TO RT. 1 SOUTH TO THE SHERATON ON RT. 1 SOUTH.

GARDEN STATE PARKWAY--EXIT 131-A--FOLLOW AROUND TO SECOND TRAFFIC LIGHT. TURN RIGHT. PASS METRO PARK TRAIN STATION AND PROCEED TO FIRST TRAFFIC LIGHT--GILL LANE. TURN RIGHT AND FOLLOW DOWN TO SHERATON ON YOUR RIGHT.

TRAVELING NORTH OR SOUTH ON ROUTE 287--TAKE EXIT FOR ROUTE 1 NORTH. PROCEED NORTH TO GILL LANE. CROSS OVER ROUTE 1. PROCEED TO SHERATON ON ROUTE 1 SOUTH.

FROM NEWARK INTERNATIONAL AIRPORT--TAKE RTS. 1 AND 9 SOUTH TOWARD WOODBRIDGE. FOLLOW RT. 1 SOUTH TO SHERATON, APPROXIMATELY 12 MILES.


                       -----MAP DEPICTING DIRECTIONS-----

                             MIDLANTIC CORPORATION

              Proxy Solicited on Behalf of the Board of Directors
             for the Annual Meeting of Shareholders on May 4, 1995

      Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey

          The undersigned hereby appoints Joseph P. Beebe, Cornelius F. Sullivan, Jr. and Karen H. Keller, and each of them, proxies of the undersigned, with full power of substitution, to vote all the shares which the undersigned would be entitled to vote at the Annual Meeting
P         of Shareholders of MIDLANTIC CORPORATION to be held on May 4, 1995,
R         and at any adjournments thereof, with all the powers the undersigned
O         would possess if personally present:
X
Y         Election of Directors. Nominees:

          Eugene R. Croisant, Charles E. Ehinger, David F. Girard-diCarlo, Frederick C. Haab, Kevork S. Hovnanian, Arthur J. Kania, Aubrey C. Lewis, Bruce C. Lindsay, David F. McBride, Desmond P. McDonald, Roy T. Peraino, Ernest L. Ransome, III, B.P. Russell, Garry J. Scheuring, Marcy Syms.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     Please mark your
{X}  votes as in this                                                       9998
     example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSALS 5, 6 AND 7.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS
                         AND FOR PROPOSALS 2, 3 AND 4.

                  FOR  WITHHELD                     FOR  AGAINST  ABSTAIN
1.  Election of   [ ]    [ ]      2. Approval of    [ ]    [ ]       [ ]
    Directors                        independent
    (see reverse)                    accountants

For, except vote withheld from following nominee(s):

- ----------------------------------------------------

                                     FOR   AGAINST  ABSTAIN
3.  Approval of amendments           [ ]     [ ]      [ ]
    to Annual Incentive Plan

4.  Approval of Incentive Stock      [ ]     [ ]      [ ]
    & Stock Option Plan (1995)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5, 6 AND 7.

                                     FOR   AGAINST  ABSTAIN
5. Proposal relating to              [ ]     [ ]      [ ]
   management compensation

6. Proposal relating to lawyers      [ ]     [ ]      [ ]
   serving as directors

7. Proposal relating to term         [ ]     [ ]      [ ]
   limits for directors

COMMON STOCK HELD IN MSIP ONLY

SIGNATURE(S)_____________________________________________DATE____________, 1995

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF. THE SIGNER HEREBY CONFERS DISCRETION TO THE PROXIES TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                             MIDLANTIC CORPORATION

              Proxy Solicited on Behalf of the Board of Directors
             for the Annual Meeting of Shareholders on May 4, 1995

      Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey

          The undersigned hereby appoints Joseph P. Beebe, Cornelius F. Sullivan, Jr. and Karen H. Keller, and each of them, proxies of the undersigned, with full power of substitution, to vote all the shares which the undersigned would be entitled to vote at the Annual Meeting
P         of Shareholders of MIDLANTIC CORPORATION to be held on May 4, 1995,
R         and at any adjournments thereof, with all the powers the undersigned
O         would possess if personally present:
X
Y         Election of Directors. Nominees:

          Eugene R. Croisant, Charles E. Ehinger, David F. Girard-diCarlo, Frederick C. Haab, Kevork S. Hovnanian, Arthur J. Kania, Aubrey C. Lewis, Bruce C. Lindsay, David F. McBride, Desmond P. McDonald, Roy T. Peraino, Ernest L. Ransome, III, B.P. Russell, Garry J. Scheuring, Marcy Syms.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     Please mark your
{X}  votes as in this                                                       9242
     example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSALS 5, 6 AND 7.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS
                         AND FOR PROPOSALS 2, 3 AND 4.

                  FOR  WITHHELD                     FOR  AGAINST  ABSTAIN
1.  Election of   [ ]    [ ]      2. Approval of    [ ]    [ ]       [ ]
    Directors                        independent
    (see reverse)                    accountants

For, except vote withheld from following nominee(s):

- ----------------------------------------------------

                                     FOR   AGAINST  ABSTAIN
3.  Approval of amendments           [ ]     [ ]      [ ]
    to Annual Incentive Plan

4.  Approval of Incentive Stock      [ ]     [ ]      [ ]
    & Stock Option Plan (1995)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5, 6 AND 7.

                                     FOR   AGAINST  ABSTAIN
5. Proposal relating to              [ ]     [ ]      [ ]
   management compensation

6. Proposal relating to lawyers      [ ]     [ ]      [ ]
   serving as directors

7. Proposal relating to term         [ ]     [ ]      [ ]
   limits for directors

COMMON STOCK ONLY

SIGNATURE(S)_____________________________________________DATE____________, 1995

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF. THE SIGNER HEREBY CONFERS DISCRETION TO THE PROXIES TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.